116549.01049/133615933v.2 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT1 BY AND AMONG WORLD ACCEPTANCE CORPORATION, THE LENDERS PARTIES HERETO, AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT BANK OF MONTREAL, AS DOCUMENTATION AGENT DATED AS OF JUNE 7, 2019 1 Exhibit A to Eleventh Amendment to Amended and Restated Revolving Credit Agreement

TABLE OF CONTENTS

SECTION 1	THE CREDIT	1
Section 1.1	*The Credit*	1
SECTION 2	GENERAL PROVISIONS APPLICABLE TO LOANS	2
Section 2.1	*Applicable Interest Rates*	2
Section 2.2	*Minimum Borrowing Amounts*	2
Section 2.3	*Borrowing Procedures*	2
Section 2.4	*[RESERVED]*	5
Section 2.5	*Maturity of Loans*	5
Section 2.6	*Prepayments*	5
Section 2.7	*Default Rate*	6
Section 2.8	*Evidence of Indebtedness*	6
Section 2.9	*Commitment Terminations*	6
Section 2.10	*Effect of Benchmark Transition Event*	7
Section 2.11	*Substitution of Lenders*	12
Section 2.12	*Defaulting Lenders*	13
Section 2.13	*Letters of Credit*	13
Section 2.14	*Accordion Facility*	19
SECTION 3	FEES, EXTENSIONS AND APPLICATIONS	20
Section 3.1	*Commitment Fee/Closing Fee/Letter of Credit Fee*	20
Section 3.2	*Prepayment/Commitment Reduction Fees*	20
Section 3.3	*Administrative Agent's Fees*	20
Section 3.4	*Place and Application of Payments*	20
Section 3.5	*Account Debit / Loan Account*	22
SECTION 4	THE COLLATERAL AND GUARANTIES	22
Section 4.1	*The Collateral*	22
Section 4.2	*Subsidiary Guaranties*	22
Section 4.3	*Further Assurances*	22
SECTION 5	DEFINITIONS; INTERPRETATION	23
Section 5.1	*Definitions*	23
Section 5.2	*Interpretation*	44
Section 5.3	*Change in Accounting Principles*	44
SECTION 6	REPRESENTATIONS AND WARRANTIES	44
Section 6.1	*Organization and Qualification*	44
Section 6.2	*Subsidiaries*	45

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116549.01049/133615933v.2

Section 6.3	*Corporate Authority and Validity of Obligations*	45
Section 6.4	*Investment Company*	45
Section 6.5	*Use of Proceeds; Margin Stock*	45
Section 6.6	*Financial Reports*	46
Section 6.7	*No Material Adverse Change*	46
Section 6.8	*Litigation*	46
Section 6.9	*Taxes*	47
Section 6.10	*Approvals*	47
Section 6.11	*Indebtedness and Liens*	47
Section 6.12	*ERISA*	47
Section 6.13	*Material Agreements*	47
Section 6.14	*Compliance with Laws*	48
Section 6.15	*Full Disclosure*	49
Section 6.16	*No Defaults*	49
SECTION 7	CONDITIONS PRECEDENT	49
Section 7.1	*Initial Borrowing*	49
Section 7.2	*All Loans*	50
SECTION 8	COVENANTS	51
Section 8.1	*Existence, Etc*	51
Section 8.2	*Insurance*	51
Section 8.3	*Taxes, Claims for Labor and Materials*	51
Section 8.4	*Compliance with Laws; OFAC*	52
Section 8.5	*Maintenance, Etc*	53
Section 8.6	*Nature of Business*	53
Section 8.7	*Financial Covenants*	53
Section 8.8	*Hedging Liability*	53
Section 8.9	*Permitted Indebtedness*	54
Section 8.10	*[RESERVED]*	54
Section 8.11	*Limitation on Liens*	54
Section 8.12	*Subordinated Debt*	55
Section 8.13	*Mergers, Consolidations and Sales or Transfers of Assets*	56
Section 8.14	*Lease-Backs*	57
Section 8.15	*Guaranties*	58
Section 8.16	*Limitation on Restrictions*	58
Section 8.17	*Transactions with Affiliates*	58
Section 8.18	*Investments*	58
Section 8.19	*Termination of Pension Plans*	59
Section 8.20	*Reports and Rights of Inspection*	59
Section 8.21	*Restricted (Dividend) Payments*	63
Section 8.22	*General Underwriting and Servicing Guidelines*	63
Section 8.23	*[RESERVED]*	63
Section 8.24	*Chattel Paper/Jurisdictions*	63
Section 8.25	*Bulk Purchases*	64

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-iv- 116549.01049/133615933v.2 Section 8.26 Deposit Accounts..................................................................................64 Section 8.27 Beneficial Ownership ...........................................................................64 SECTION 9 EVENTS OF DEFAULT AND REMEDIES ..............................................................64 Section 9.1 Events of Default ..................................................................................64 Section 9.2 Notice to Lenders .................................................................................66 Section 9.3 Non-Bankruptcy Defaults.....................................................................67 Section 9.4 Bankruptcy Defaults.............................................................................67 Section 9.5 Expenses...............................................................................................67 SECTION 10 CHANGE IN CIRCUMSTANCES...........................................................................67 Section 10.1 Change of Law .....................................................................................67 Section 10.2 Lending Offices ....................................................................................68 Section 10.3 Discretion of Lender as to Manner of Funding ...................................68 SECTION 11 THE ADMINISTRATIVE AGENT..........................................................................68 Section 11.1 Appointment and Authorization ...........................................................68 Section 11.2 Administrative Agent and Affiliates .....................................................68 Section 11.3 Action by Administrative Agent............................................................68 Section 11.4 Consultation with Experts ....................................................................69 Section 11.5 Liability of Administrative Agent .........................................................69 Section 11.6 Indemnification ....................................................................................69 Section 11.7 Credit Decision ....................................................................................70 Section 11.8 Resignation of the Administrative Agent..............................................70 Section 11.9 Designation of Additional Agents ........................................................70 Section 11.10 Authorization to Release or Subordinate or Limit Liens .....................71 Section 11.11 Collateral Agent ...................................................................................71 Section 11.12 Authorization to Enter into, and Enforcement of, the Collateral Documents ..........................................................................71 Section 11.13 Bank Product Obligations and Hedging Liability ...............................72 SECTION 12 MISCELLANEOUS ..............................................................................................72 Section 12.1 Withholding Taxes................................................................................72 Section 12.2 No Waiver of Rights .............................................................................73 Section 12.3 Non-Business Day ................................................................................74 Section 12.4 Documentary Taxes..............................................................................74 Section 12.5 Survival of Representations .................................................................74 Section 12.6 Survival of Indemnities.........................................................................74 Section 12.7 Sharing of Set-Off.................................................................................74 Section 12.8 Notices..................................................................................................74 Section 12.9 Counterparts ........................................................................................75 Section 12.10 Successors and Assigns ........................................................................75 Section 12.11 Participants ..........................................................................................75 Section 12.12 Assignments..........................................................................................75

Section 12.13	*Amendments*	77
Section 12.14	*Non-Reliance on Margin Stock*	78
Section 12.15	*Fees and Indemnification*	79
Section 12.16	*Set-off*	79
Section 12.17	*Governing Law*	80
Section 12.18	*Headings*	80
Section 12.19	*Entire Agreement*	80
Section 12.20	*Severability of Provisions*	80
Section 12.21	*Excess Interest*	80
Section 12.22	*Construction*	81
Section 12.23	*Lender's Obligations Several*	81
Section 12.24	*Submission to Jurisdiction; Waiver of Jury Trial*	81
Section 12.25	*USA Patriot Act*	81
Section 12.26	*Confidentiality*	81
Section 12.27	*Amendment and Restatement*	82
Section 12.28	*Equalization of Loans and Commitments*	83
Section 12.29	*Recognition of the U.S. Special Resolution Regimes*	83

Exhibit A	—	Borrowing Base Certificate
Exhibit B	—	Compliance Certificate
Exhibit C	—	Assignment and Acceptance
Schedule 1.1	—	Commitments
Schedule 1.2	—	Closing Fee
Schedule 6.2	—	Subsidiaries
Schedule 6.8	—	Pending Litigation
Schedule 6.9	—	Pending Tax Disputes
Schedule 6.11	—	Existing Indebtedness for Borrowed Money
Schedule 8.11	—	Existing Liens

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116549.01049/133615933v.2

116549.01049/133615933v.2 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT This Amended and Restated Revolving Credit Agreement is entered into as of June 7, 2019, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), the several financial institutions from time to time party to this Agreement as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof. PRELIMINARY STATEMENTS A. The Borrower is currently a party to that certain Amended and Restated Revolving Credit Agreement dated as September 17, 2010, as amended, among the Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as agent for the lenders (the “Original Credit Agreement”). B. The Borrower has requested that certain terms and conditions of the Original Credit Agreement be amended and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Amended and Restated Revolving Credit Agreement amends and replaces in its entirety the Original Credit Agreement, and from and after the Effective Date all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Revolving Credit Agreement. This Amended and Restated Revolving Credit Agreement shall become effective as of June 7, 2019 (the “Effective Date”), and supersedes all provisions of the Original Credit Agreement as of such date, upon the execution of this Amended and Restated Revolving Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in Section 7.1 hereof. This Amended and Restated Revolving Credit Agreement amends and restates the Original Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Original Credit Agreement or the indebtedness, obligations and liabilities of the Borrower evidenced or provided for thereunder. NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: SECTION 1 THE CREDIT Section 1.1 The Credit. Subject to the terms and conditions hereof, the Lenders agree to extend a revolving credit (the “Revolving Credit”) to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the lesser of (A) the Commitments and (B) the Available Borrowing Base as then determined and computed, which may be availed of by the Borrower in its discretion from time to time, be repaid and used again, to but not including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Borrower in the form of Loans, all as more fully hereinafter set forth. The maximum amount of the Revolving Credit that a Lender agrees to extend to the Borrower shall be the aggregate amount of its Commitment (subject to any reductions thereof pursuant to the terms hereof). The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its

-2- 116549.01049/133615933v.2 Commitment. Each Borrowing of Loans shall be made ratably from the Lenders in proportion to their respective Commitments. Administrative Agent has the right at any time, and from time to time, in its Permitted Discretion (but without any obligation), to set aside reasonable reserves against the Available Borrowing Base in such amounts as it may deem appropriate in its Permitted Discretion, including, without limitation, reserves with respect to Regulatory Events or any increased operational, legal or regulatory risk of the Borrower and its Subsidiaries. SECTION 2 GENERAL PROVISIONS APPLICABLE TO LOANS. Section 2.1 Applicable Interest Rates. (a) In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loans will bear interest at an annual rate at all times equal to the Adjusted Term SOFR plus the Applicable Margin. (b) Interest shall be payable monthly in arrears on the first (1st) day of each month commencing on the first such date after the first Borrowing hereunder and continuing until the Commitments are terminated and the Obligations are paid in full. Unless otherwise required by Administrative Agent at any time and from time to time or the Borrower has otherwise paid or informed Administrative Agent that the Borrower will pay such amount in immediately available funds, the Borrower shall be deemed to have requested a Borrowing on the first (1st) day of each calendar month in an amount equal to accrued and unpaid interest and any other accrued but unpaid fees due and owing hereunder and such amount shall be added to the outstanding principal balance of the Obligations. Interest as provided hereunder will be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. The rate of interest provided for hereunder is subject to increase or decrease as the Term SOFR increases or decreases in an amount corresponding to the change in the Term SOFR, with such benchmark rate being determined on the Periodic Term SOFR Determination Day, and any such change will become effective on the first (1st) day of the immediately following month. (c) Payments of interest and fees not received within ten (10) days of the date due, are subject to a late charge equal to Five Hundred Dollars ($500), which late charge shall be in addition to any charge, fee or interest otherwise payable hereunder. Section 2.2 Minimum Borrowing Amounts. Each Borrowing of Loans shall be in an amount not less than $50,000.00 or any larger amount that is an integral multiple of $50,000.00. Section 2.3 Borrowing Procedures. (a) The Borrower shall notify the Administrative Agent in writing not later than 12:00 Noon (Central time) on the date of each requested Borrowing, specifying the date and amount of the Borrowing. Such notice shall be submitted via the Administrative Agent’s online automatic request system or in the form of the Request for Advance and shall be certified by the President or Treasurer (or such other authorized Person as the Borrower directs from time to time) of the Borrower. Each request for a Borrowing pursuant to this Section 2.3 shall be irrevocable and binding on the Borrower. Notwithstanding the obligation of the Borrower to send written confirmation of a Request for Advance, in the event that the Administrative Agent agrees to accept a Request for Advance made by telephone, such telephonic request shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or

-3- 116549.01049/133615933v.2 requested by the Administrative Agent. The Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Administrative Agent in good faith to be from the Borrower or its agents. The Administrative Agent’s records of the terms of any telephonic requests for Advances shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in connection therewith. (b) The Administrative Agent shall give to each Lender prompt notice (but in no event later than 1:00 P.M. (Central time) on the date of the Administrative Agent’s receipt of notice from Borrower) of each Request for Advance by facsimile, telephone, e-mail or other form of transmission. No later than 3:00 P.M. (Central time) on the date on which a Borrowing is requested to be made pursuant to the applicable Request for Advance, each Lender will make available to the Administrative Agent, in immediately available funds, its Commitment Percentage of such Borrowing requested to be made. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent as required above and the Administrative Agent may, in reliance upon such assumption, make available the amount of the Borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Sections 2.3(a) and 7.2 of this Agreement for such Borrowing, and as soon as practicable after receipt of funds from the Lenders (but in any event not later than 2:00 P.M. (Central time)) the Administrative Agent will make such funds as have been received from the Lenders available to the Borrower in the Designated Disbursement Account agreed to by the Administrative Agent and the Borrower. (c) To administer the Loan in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Lenders hereby instruct the Administrative Agent, and the Administrative Agent may (in its sole discretion, without any obligation) (i) make available, on behalf of the Lenders, the full amount of all Borrowings requested by the Borrower, without giving each Lender prior notice of the proposed Borrowing, of such Lender’s Commitment Percentage thereof and the other matters covered by the Request for Advance and (ii) if the Administrative Agent has made any such amounts available as provided in clause (i), upon repayment of the Loans by the Borrower, first apply such amounts repaid directly to the amounts made available by the Administrative Agent in accordance with clause (i) and not yet settled as described below. If the Administrative Agent advances a Borrowing on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of outstanding Loans and each Lender’s Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. (Central time) on the Business Day immediately preceding the date of each computation; provided, however, that the Administrative Agent retains the absolute right at any time or from time to time to make the afore- described adjustments at intervals more frequent than weekly. The Administrative Agent shall deliver to each of the Lenders at the end of each week, or such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereafter referred to as a “Settlement Period”). If the summary statement is sent by the Administrative Agent and received by the Lenders prior to 12:00 Noon (Central time) on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. (Central time) on the

-4- 116549.01049/133615933v.2 day such summary statement was sent; and if such summary statement is sent by the Administrative Agent and received by the Lenders after 12:00 Noon (Central time) on any Business Day, each Lender shall make such transfers no later than 3:00 P.M. (Central time) the next succeeding Business Day after such summary statement was sent. If in any Settlement Period, the amount of a Lender’s Commitment Percentage of the Loans is in excess of the amount of Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender’s Commitment Percentage of the Loans in any Settlement Period is less than the amount of Loans actually funded by such Lender, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each Lender to transfer such funds shall be irrevocable and unconditional, without recourse to or warranty by the Administrative Agent and made without setoff or deduction of any kind. Each of the Administrative Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Commitment Percentages of the outstanding Loans. Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when the Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by the Administrative Agent to each Lender (including the Administrative Agent) in accordance with the amount of Loans actually advanced by and repaid to each Lender (including the Administrative Agent) during each Settlement Period and shall accrue from and including the date such Borrowing is advanced by the Administrative Agent to but excluding the date such Loans are repaid by the Borrower or actually settled by the applicable Lender as described in this Section 2.3(c). All such Borrowings advanced by the Administrative Agent on behalf of the Lenders hereunder shall bear interest at the interest rate applicable hereunder for Loans. Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Section 2.1 of this Agreement, on outstanding Loans which it has funded to the Administrative Agent from the date such Lender funded such Loans to, but excluding, the date on which such Lender is repaid with respect to such Loans. (d) If the amounts described in subsection (b) or (c) of this Section 2.3 are not in fact made available to the Administrative Agent by a Defaulting Lender and the Administrative Agent has made such amount available to Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than two (2) Business Days after such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the Federal Funds Rate or (B) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.1 of this Agreement, plus (ii) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender

-5- 116549.01049/133615933v.2 from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (ii) above on account of such Defaulting Lender’s default. (e) The failure of any Lender to make its portion of the Borrowing to be made by it as part of any advance shall not relieve any other Lender of its obligation, if any, hereunder to advance its portion of the Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the portion of a Borrowing to be made by such other Lender on the date of any Borrowing. The amounts payable by each Lender shall be a separate and independent obligation. Section 2.4 [RESERVED]. Section 2.5 Maturity of Loans. Each Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the Borrower on the Termination Date. Section 2.6 Prepayments. (a) Voluntary. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $50,000.00 or any greater amount that is an integral multiple of $50,000.00) the Loans at any time on any Business Day upon prior notice to the Administrative Agent (which shall advise each Lender thereof promptly thereafter) by no later than 12:00 noon (Central time) on the date of each prepayment of a Loan, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any prepayment is accompanied by a termination of the Commitments, accrued interest thereon to the date fixed for prepayment; provided that in the event the Borrower repays the Loans in full any time prior to the Termination Date, (x) the Borrower shall provide Administrative Agent at least ten (10) Business Days prior written notice and (y) in the event the Borrower repays the Loan in full or the Obligations are accelerated following the occurrence of an Event of Default at any time prior to the Maturity Date, the Borrower shall pay a sum equal to 0.50% of the aggregate amount of the Commitments as a prepayment fee, it being acknowledged by the Borrower that such prepayment fee is an estimate of Lenders’ damages in the event of early termination and is not a penalty. (b) Mandatory. (i) Concurrently with each reduction of the Commitments (whether voluntarily pursuant to Section 2.9 or otherwise), the Borrower shall prepay the Loans by the amount, if any, necessary so that the aggregate outstanding principal balance of the Loans shall not exceed the Commitments as so reduced, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. (ii) The Borrower covenants and agrees that in the event that the outstanding principal amount of the Loans shall at any time and for any reason exceed the Available Borrowing Base as then determined and computed, the Borrower shall immediately upon the demand of the Administrative Agent or the Required Lenders pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on the Loans.

-6- 116549.01049/133615933v.2 (c) Reborrowings. Any amount paid or prepaid on the Loans on or before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. Section 2.7 Default Rate. From and after the Termination Date, or such earlier date as the outstanding principal balance of the Loans and other Obligations become due and payable by acceleration or otherwise, or at Administrative Agent’s option upon the occurrence of an Event of Default, (i) the Borrower hereby agrees to pay interest on the outstanding principal balance of the Loans and other Obligations and, to the extent permitted by law, overdue interest with respect thereto, at the rate of two percent (2.0%) per annum above the rate of interest otherwise applicable to the Loans. Section 2.8 Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the type thereof with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. (d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms acceptable to Administrative Agent and such Lender (collectively the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above. Section 2.9 Commitment Terminations. (a) The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time then agreed to by the Administrative Agent) to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be in an amount not less than

-7- 116549.01049/133615933v.2 $2,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably the respective Commitments of each Lender; provided that the Commitments may not be reduced to an amount less than the aggregate principal amount of Loans then outstanding and the Borrower shall pay a sum equal to 0.50% of the aggregate amount of the Commitment reduction as a prepayment fee, it being acknowledged by the Borrower that such prepayment fee is an estimate of Lenders’ damages in the event of early termination and is not a penalty. (b) Upon the Administrative Agent’s receipt of the proceeds of any sale or disposition of the Collateral, or any part thereof, applied to the Obligations pursuant to Section 10.4(c) of the Company Security Agreement or Section 10.4(c) of the Subsidiary Security Agreement, the Commitments shall automatically and without notice be ratably reduced (based on the Commitment of each Lender) by the amount of such proceeds. (c) Any termination of Commitments pursuant to this Section 2.9 may not be reinstated. Section 2.10 Benchmark Replacement Setting. (a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period on or prior to the first day of a calendar month, (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining Loans, or (iii) upon the commencement of a Benchmark Unavailability Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, until such time as a Benchmark Replacement has been determined pursuant to clause (c) below, the Administrative Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then- current Benchmark for Dollar-denominated syndicated credit facilities; provided that any comparable or successor rate shall be applied by the Administrative Agent, if administratively feasible, in a manner consistent with market practice. (b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or any of their respective lending offices) to determine or charge interest based upon SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Borrower and the Administrative Agent shall promptly give notice to each other Lender. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist or until such time as a Benchmark Replacement has been determined pursuant to clause (c) below, the

-8- 116549.01049/133615933v.2 Administrative Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities; provided that any comparable or successor rate shall be applied by the Administrative Agent, if administratively feasible, in a manner consistent with market practice. (c) Benchmark Replacement Setting. (i) Benchmark Replacement. (A) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date. (B) No interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement shall be deemed to be a “Loan Document” for purposes of this Section 2.10(c). (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(c)(iv) or the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required

-9- 116549.01049/133615933v.2 pursuant to this Section 2.10(c). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (d) Certain Defined Terms. As used in this Section titled “Effect of Benchmark Transition Event”: “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(d). “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(a). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit

-10- 116549.01049/133615933v.2 facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the

-11- 116549.01049/133615933v.2 time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(a) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(a). “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of

-12- 116549.01049/133615933v.2 borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.10 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. Section 2.11 Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender or such Lender is a Subsidiary or Affiliate of a Person who has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for any such Person, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.11 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition

-13- 116549.01049/133615933v.2 to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have paid to the Affected Lender all monies other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.10 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower). Section 2.12 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender at any time is a Defaulting Lender, then (a) during any Defaulting Lender Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender’s Commitments shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in such Lender’s Commitments or an extension of the maturity date of such Lender’s Loans or other Obligations or a reduction of principal, interest, or fees due such Lender without such Lender’s consent); (b) to the extent permitted by applicable law, until such time as the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loans shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding; (c) such Defaulting Lender’s Commitments and outstanding Loans shall be excluded for purposes of calculating any commitment fee payable to Lenders pursuant to Section 3.1 in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any fee pursuant to Section 3.1 with respect to such Defaulting Lender’s Commitment in respect of any Defaulting Lender Period with respect to such Defaulting Lender; and (d) the utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section, performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender. Section 2.13 Letters of Credit . (a) Subject to the terms and conditions of this Agreement and satisfaction of the conditions precedent set forth in Section 7.2 of this Agreement, upon the request of Borrower made in accordance herewith, Issuing Bank agrees to issue a requested Letter of Credit for the account of Borrower. By Borrower submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrower shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by the President or Treasurer (or such other authorized Person as Borrower directs from time to time) of

-14- 116549.01049/133615933v.2 Borrower and delivered to Issuing Bank via hand delivery, facsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit; provided no Letter of Credit shall have an expiration date later than the stated Termination Date, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Administrative Agent or Issuing Bank may request or require. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of Borrower or its Subsidiaries (1) in respect of (x) a lease of real property, or (y) an employment contract, or (2) at any time that one or more of the Lenders is a Defaulting Lender. Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance: (i) the Letter of Credit Usage would exceed the Available Borrowing Base less the outstanding amount of the Obligations, or (ii) the Letter of Credit Usage would exceed the Commitments less the outstanding amount of the Obligations, or (iii) the Letter of Credit Usage would exceed the Letter of Credit Sublimit. Additionally, Issuing Bank shall have no obligation to issue a Letter of Credit if (I) any order, judgment, or decree of any governmental authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (II) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in U.S. dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrower shall pay to Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 7.2 of this Agreement) and, initially, shall bear interest at the rate then applicable to Loans. If a Letter of Credit Disbursement is deemed to be a Loan hereunder, Borrower’s obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Loan. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph, Administrative Agent shall distribute such payment to Issuing Bank or, to the extent that Lenders have made payments pursuant to Section

-15- 116549.01049/133615933v.2 2.13(b) of this Agreement to reimburse Issuing Bank, then to such Lenders and Issuing Bank as their interests may appear. (b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.13(a) of this Agreement, each Lender with a Commitment agrees to fund an amount equal to its Commitment Percentage of such Loan deemed made pursuant to Section 2.13(a) of this Agreement on the same terms and conditions as if Borrower had requested the amount thereof as a Loan and Administrative Agent shall promptly pay to Issuing Bank the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or Lenders, Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Commitment Percentage of such Letter of Credit, and each Lender agrees to pay to Administrative Agent, for the account of Issuing Bank, an amount equal to its Commitment Percentage of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of Issuing Bank, an amount equal to its Commitment Percentage of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.13(a) of this Agreement, or of any reimbursement payment that is required to be refunded (or that Administrative Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of Issuing Bank, an amount equal to its Commitment Percentage of each Letter of Credit Disbursement pursuant to this Section 2.13(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or an Event of Default or the failure to satisfy any condition set forth in Section 7.2 of this Agreement. If any Lender fails to make available to Administrative Agent the amounts required pursuant to this Section 2.13(b), such Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate set forth in Section 2.3(d) of this Agreement until paid in full. (c) Borrower hereby agrees to indemnify, save, defend, and hold Administrative Agent, Lenders and Issuing Bank harmless from any damage, loss, cost, expense, or liability, and reasonable attorneys’ fees incurred by Issuing Bank, Administrative Agent or any Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of Issuing Bank, Administrative Agent or any Lender. (d) Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of Issuing Bank, Administrative Agent or any Lender, nor any correspondent, participant or assignee of Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or

-16- 116549.01049/133615933v.2 delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Issuing Bank, Administrative Agent or any Lender, nor any correspondent, participant or assignee of Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.13(e) of this Agreement or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Document, including in connection with the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, the honoring or dishonoring of any demand under any Letter of Credit, or the following of Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind Borrower; provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Issuing Bank, and Issuing Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive, damages suffered by Borrower which Borrower proves were caused by Issuing Bank’s willful misconduct or gross negligence or Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided further, however, that any claim against Issuing Bank by Borrower for any loss suffered or incurred by Borrower shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by Borrower as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had Borrower taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing their rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to cure such dishonor. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or Issuing Bank may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Issuing Bank shall not be responsible for the wording of any Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance Issuing Bank may provide to Borrower with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any Letter of Credit, and Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by Issuing Bank or any representation or warranty by Issuing Bank that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, Issuing Bank may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the letter of credit application for such

-17- 116549.01049/133615933v.2 Letter of Credit. Borrower hereby acknowledges and agrees that neither Issuing Bank, Administrative Agent nor any Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit. (e) The obligation of Borrower to reimburse Issuing Bank for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document, (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, (iv) any payment by Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any of its Subsidiaries, or (vi) the fact that any Default or Event of Default shall have occurred and be continuing. (f) Borrower acknowledges and agrees that any and all standard fees, charges, and commissions in effect from time to time, of Issuing Bank relating to Letters of Credit or incurred by Issuing Bank relating to Letters of Credit, upon the issuance of any Letter of Credit, upon the payment or negotiation of any drawing under any Letter of Credit, or upon the occurrence of any other activity with respect to any Letter of Credit (including the transfer, amendment or cancellation of any Letter of Credit), together with any and all fronting fees in effect from time to time related to Letters of Credit, shall be expenses for purposes of this Agreement, and shall be reimbursable immediately by Borrower to Administrative Agent for the account of Issuing Bank.

-18- 116549.01049/133615933v.2 (g) If by reason of (x) any change after the date of this Agreement in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any governmental authority, or (y) compliance by Issuing Bank, Administrative Agent or any Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto): (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or (ii) there shall be imposed on Issuing Bank, Administrative Agent or any Lender any other condition regarding any Letter of Credit, and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank, Administrative Agent or any Lender of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay within thirty (30) days after demand therefor, such amounts as Administrative Agent may specify to be necessary to compensate Issuing Bank, Administrative Agent or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Loans. The determination by Administrative Agent of any amount due pursuant to this Section 2.13(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. (h) Borrower shall pay Administrative Agent (for the ratable benefit of Lenders), a Letter of Credit fee (which fee shall be in addition to the fees, charges, commissions, and costs set forth in this Section 2.13) at a rate equal to two and one-half of one percent (2.5%) per annum times the undrawn amount of all outstanding Letters of Credit, which fee shall be due and payable monthly in arrears on the first (1st) day of each month and continuing until the Commitment is terminated and the Obligations are paid in full, in which event a monthly installment of the letter of credit fee shall be paid on the date of such termination. (i) Unless otherwise expressly agreed by Issuing Bank and Borrower when a Letter of Credit is issued, (i) the rules of the ISP and the UCP 600 shall apply to each standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each commercial Letter of Credit. (j) In the event of a direct conflict between the provisions of this Section 2.13 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.13 shall control and govern. (k) Any reference herein or in any other Loans Document to the satisfaction, repayment, or payment in full of the Obligations shall mean in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit

-19- 116549.01049/133615933v.2 Collateralization. Section 2.14 Accordion Facility. Subject to the terms and conditions set forth herein below, the Borrower shall have a right at any time to increase the aggregate amount of the Commitment (the “Accordion Increase”) in an amount acceptable to the Administrative Agent in its commercially reasonable discretion; provided, however, that the aggregate amount of the Accordion Increase shall not result in the aggregate amount of the Commitment to exceed $730,000,000. The following additional terms and conditions shall apply to the Accordion Increase: (a) the Accordion Increase shall constitute additional Obligations and shall be secured and guaranteed with the other Obligations on a pari passu basis by the Collateral; (b) the Borrower shall execute a new Note in favor of any new Lender or any existing Lender whose Commitment is increased, as well as any other legal documentation and modification documents reasonably requested by the Administrative Agent to consummate the Accordion Increase; (c) unless otherwise provided by the Administrative Agent, the Accordion Increase shall be subject to the same terms (including interest rate and maturity date) as the existing Loan; all documents, organizational documents and other documents evidencing and contemplated by the Accordion Increase shall be in form and substance reasonably acceptable to the Administrative Agent and the Borrower; (d) the Borrower shall have delivered all due diligence materials and other deliverables reasonably requested by the Administrative Agent; (e) no Default or Event of Default shall have occurred that has not been waived by Lenders pursuant to the terms hereof; (f) the Administrative Agent shall have received from the Borrower updated financial statements and projections and a certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Accordion Increase on a pro forma basis, the Borrower will be in compliance with all financial covenants set forth herein; (g) the Accordion Increase shall be subject to the ability of the Administrative Agent to syndicate the Accordion Increase and/or encourage the Lender(s) to increase their Commitment(s), using Administrative Agent’s reasonable efforts in light of then-current market conditions; (h) the Borrower shall have paid any fees owing to the lender(s) participating in the Accordion Increase; and (i) the Administrative Agent shall have received such other due diligence and credit committee approvals as it may require with results satisfactory to the Administrative Agent in its sole and absolute discretion.

-20- 116549.01049/133615933v.2 Participation in the Accordion Increase shall be offered first to each of the existing Lenders in an amount equal to each Lender’s Commitment Percentage of the Accordion Increase, but no such Lender shall have any obligation to provide all or any portion of the Accordion Increase. If the amount of the Accordion Increase requested by the Borrower shall exceed the Commitments which the existing Lenders are willing to provide with respect to the Accordion Increase, then the Administrative Agent may invite other banks or lending institutions acceptable to the Administrative Agent and the Borrower to join this Agreement as Lenders hereunder for the portion of such Accordion Increase not provided by the existing Lenders; provided, however, that such other banks, or financial institutions shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of the Accordion Increase in accordance with the terms hereof. SECTION 3 FEES, EXTENSIONS AND APPLICATIONS. Section 3.1 Commitment Fee/Closing Fee/Letter of Credit Fee. (a) The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a commitment fee at the rate of 0.50% per annum, in each case computed on the basis of a year of 360 days and the actual number of days elapsed on the average daily unused portion of the maximum amount of the Commitments hereunder. Such commitment fee is payable in arrears on the first (1st) day of each calendar month and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fees for the period to the date of such termination in whole shall be paid on the date of such termination. (b) The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a non-refundable closing fee in the amount and for the account of the Lenders as set forth on Schedule 1.2 attached hereto, which fees shall be fully earned by such Lenders and immediately due and payable upon the effectiveness of this Agreement. (c) The Borrower shall pay to the Administrative Agent any Letter of Credit fees required to be paid pursuant to Section 2.13. Section 3.2 Prepayment/Commitment Reduction Fees. The Borrower shall pay to the Administrative Agent any prepayment fees required to be paid pursuant to Sections 2.6(a) and 2.9(a). Section 3.3 Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account an administrative agent’s fee as mutually agreed upon by the Borrower and the Administrative Agent. Section 3.4 Place and Application of Payments. All payments of principal of and interest on the Loans and all payments of fees and all other amounts payable under this Agreement shall be made to the Administrative Agent by no later than 2:00 p.m. (Chicago time) at the principal office of the Administrative Agent in Des Moines, Iowa (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lenders. Any payments received after such time shall be deemed received by the Administrative Agent on the next Business Day. All such payments shall be made in lawful money of the United States of

-21- 116549.01049/133615933v.2 America, in immediately available funds at the place of payment, without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or fees ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Adjusted Term SOFR in effect for each such day. Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments or collections on any guaranties received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows: (a) first, to the payment of any outstanding costs and expenses incurred by the Collateral Agent or the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement or any other Loan Document, and in any event including all costs and expenses of a character which the Borrower has agreed to pay to the Administrative Agent and the Collateral Agent under Sections 9.5 and 12.15 hereof (such funds to be retained by the Administrative Agent or the Collateral Agent, as the case may be for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments therefor made to the Administrative Agent or the Collateral Agent); (b) second, to the payment of any outstanding interest or fees or other amounts due under this Agreement other than for principal, ratably as among the Administrative Agent and the Lenders in accord with the amount of such interest, fees or other amounts owing each; (c) third, ratably (i) to the payment of the principal of the Loans, pro rata as among the Lenders in accord with the then respective unpaid principal balances thereof and (ii) to Administrative Agent, to be held by Administrative Agent, for the benefit of Issuing Bank (and for the ratable benefit of Lenders that have an obligation to pay to Administrative Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to one hundred five percent (105%) of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral

-22- 116549.01049/133615933v.2 held by Administrative Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 3.4, beginning with clause (a) above); (d) fourth, to the Administrative Agent and the Lenders (and, in the case of Bank Product Obligations and Hedging Liability, their Affiliates) ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower or any Restricted Subsidiary owing to each of them and secured by the Collateral Documents (including, without limitation, Bank Product Obligations and Hedging Liability) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; (e) fifth, to the Borrower or whoever else may be lawfully entitled thereto. Section 3.5 Account Debit / Loan Account. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so. The Borrower hereby also authorizes the Administrative Agent, from time to time without prior notice to the Borrower, to charge (i) on the first day of each month, all interest accrued during the prior month on the Loans hereunder, (ii) on the first day of each month, all fees accrued or chargeable pursuant to Section 3.1 of this Agreement, (iii) as and when due and payable, all other fees, costs and expenses payable hereunder or under any of the other Loan Documents, and (iv) as and when due and payable all other payment obligations payable under any Loan Document to Borrower’s loan account with the Administrative Agent, which amounts thereafter shall constitute Loans hereunder. SECTION 4 THE COLLATERAL AND GUARANTIES. Section 4.1 The Collateral. The Obligations shall be secured by valid and perfected first priority Liens on Property of the Borrower and each Restricted Subsidiary (other than (x) the Insurance Subsidiary or (y) (i) any Property of any SPV Subsidiary or (ii) any capital stock or equity interests of any SPV Subsidiary) described in, and pursuant to the terms of, the Company Security Agreement and the Subsidiary Security Agreement in favor of the Collateral Agent for the benefit of the Administrative Agent and the Lenders. The Borrower covenants and agrees that it will, and will cause each of such Restricted Subsidiaries to, comply with all terms and conditions of each of the Collateral Documents and that it will, and will cause each of its Restricted Subsidiaries to, at any time and from time to time, at the request of the Administrative Agent or the Required Lenders, execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the Lien of the Collateral Agent in the Collateral. Section 4.2 Subsidiary Guaranties. Payment of the Obligations shall at all times be guarantied by each of the Restricted Subsidiaries (other than the Insurance Subsidiary or any SPV Subsidiary) pursuant to the Subsidiary Guaranty Agreement. Section 4.3 Further Assurances. The Borrower agrees that it shall, and shall cause

-23- 116549.01049/133615933v.2 each Restricted Subsidiary (other than the Insurance Subsidiary or any SPV Subsidiary) to, from time to time at the request of the Administrative Agent or the Collateral Agent, execute and deliver such documents and do such acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral, including, without limitation, in order to reasonably satisfy the Electronic Chattel Paper Conditions with respect to Electronic Chattel Paper. In the event the Borrower or any Restricted Subsidiary (other than the Insurance Subsidiary) forms or acquires any other Subsidiary after the date hereof (other than a SPV Subsidiary), except as otherwise provided in Sections 4.1 and 4.2 above, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute a joinder to the Subsidiary Guaranty Agreement and such Collateral Documents as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent and the Collateral Agent, or cause such Subsidiary to deliver to the Administrative Agent and the Collateral Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent or the Collateral Agent in connection therewith. SECTION 5 DEFINITIONS; INTERPRETATION. Section 5.1 Definitions. The following terms when used herein have the following meanings: “2021 Unsecured Bond Debt” means the unsecured Indebtedness for Borrowed Money owing by the Borrower pursuant to the 2021 Unsecured Bond Debt Documents in an aggregate principal amount not exceeding $350,000,000 (less principal payments with respect thereto). “2021 Unsecured Bond Debt Documents” means the indenture governing the Borrower’s senior unsecured notes, by and among the Borrower, as issuer of the senior unsecured notes, the guarantors party thereto, and Bank of New York Mellon Trust Company, N.A., as trustee, and each other instrument or document to be delivered thereunder or otherwise in connection therewith. “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation, plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.8 hereof. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Advance Rate” means the following percentage based upon the Collateral Performance Indicator as of the end of each month then most recently ended for which monthly reports have been delivered to Agent, pursuant to Section 8.20 of this Agreement: (a) except as provided in clause (b) below:

-24- 116549.01049/133615933v.2 Collateral Performance Indicator Advance Rate Less than or equal to 18% 80% Greater than 18% but less than or equal to 19% 79% Greater than 19% but less than or equal to 20% 78% Greater than 20% but less than or equal to 21% 77% Greater than 21% but less than or equal to 22% 76% Greater than 22% but less than or equal to 23% 75% Greater than 23% but less than or equal to 24% 74% Greater than 24% but less than or equal to 25% 72% Greater than 25% 70% (b) solely for the calendar months ending October 31, 2022, November 30, 2022, December 31, 2022, January 31, 2023, February 28, 2023, March 31, 2023, April 30, 2023, May 31, 2023 and June 30, 2023 Collateral Performance Indicator Advance Rate Less than or equal to 18% 80% Greater than 18% but less than or equal to 19% 79% Greater than 19% but less than or equal to 20% 78% Greater than 20% but less than or equal to 21% 77% Greater than 21% but less than or equal to 22% 76% Greater than 22% but less than or equal to 23% 75% Greater than 23% but less than or equal to 24% 74% Greater than 24% but less than or equal to 25% 72% Greater than 25% but less than or equal to 26% 70% Greater than 26% but less than or equal to 27% 66% Greater than 27% 62%

-25- 116549.01049/133615933v.2 “Affiliate” means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock (determined by number of shares or by number of votes) of the Borrower or (iii) 5% or more of the Voting Stock (determined by number of shares or by number of votes) (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. “Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof. “Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti- corruption laws, regulations or ordinances in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business. “Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Anti-Terrorism Laws” means any laws relating to terrorism or money laundering (including Anti-Money Laundering Laws), including the Patriot Act. “Applicable Margin” means 3.50%. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.10 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent. “Authoritative Copy” means, with respect to a Record constituting an Electronic Chattel Paper, an electronic or tangible copy of such Record that is unique, identifiable and, except as otherwise provided in Section 9-105(b)(4), (5) and (6) of the Uniform Commercial Code (or, in the case of the State of New York, Section 9-105(4), (5) and (6)), is unalterable, and is marked “original” (or similar designation) or has no mark or watermark that would indicate that it is a “copy” or “duplicate” or not an original or “authoritative” copy. “Available Borrowing Base” means, as of any time it is to be determined, the difference between (a) the Borrowing Base and (b) all Hedging Liability then outstanding and the Letter of Credit Usage.

-26- 116549.01049/133615933v.2 “Bank Products” means each and any of the following bank products and services provided to the Borrower or any Restricted Subsidiary that is a party to the Subsidiary Guaranty Agreement by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) merchant card services and (c) stored value cards, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services). “Bank Product Obligations” of the Borrower and its Restricted Subsidiaries means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k). “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower” means World Acceptance Corporation, a South Carolina corporation. “Borrowing” means the total Loans requested by the Borrower on a single date. Except as otherwise permitted by Section 2.3(c) hereof, Borrowings of Loans are made ratably from each of the Lenders according to their Commitment Percentages. “Borrowing Base” means, as of any time it is to be determined, the product of the Advance Rate multiplied by the remainder of (x) the then outstanding unpaid amount of Eligible Finance Receivables minus (y) all unearned finance charges and unearned insurance premiums and insurance commissions applicable to such Eligible Finance Receivables. “Borrowing Group” means: (a) the Borrower (b) any Affiliate or Subsidiary of the Borrower, (c) any guarantor, (d) the owner of any collateral securing any part of the credit (including the Collateral), any guaranty (including the Guaranties), or this Agreement, and (d) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (c) with respect to the credit, this Agreement or any of the other Loan Documents. “Business Day” means any day except a Saturday, Sunday or other day on which national banks are authorized by law to close including, without limitation, United States federal government holidays. “Capitalized Lease” means any lease obligation for Rentals with respect to which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

-27- 116549.01049/133615933v.2 “Capitalized Rentals” of any Person means, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be required to be reflected under GAAP as a liability on the balance sheet of such Person. “Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 40% or more of the outstanding capital stock or other equity interests of the Borrower on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower on the Effective Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Effective Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower, shall occur, or (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money of the Borrower or any Subsidiary aggregating $1,000,000 shall occur. “Chattel Paper” shall have the meaning given to such term in the Uniform Commercial Code. “Code” means the Internal Revenue Code of 1986, as amended and any successor statute thereto. “Collateral” means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Collateral Agent for the benefit of the Administrative Agent and the Lenders pursuant to the Collateral Documents. “Collateral Agent” means Wells Fargo Bank, National Association, and its successors and assigns under the Company Security Agreement, the Subsidiary Guaranty Agreement, and the Subsidiary Security Agreement. “Collateral Documents” means the Company Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guaranty Agreement, and all other security agreements, financing statements and other documents as shall from time to time secure or guarantee or relate to the Obligations or any part thereof. “Collateral Performance Indicator” means as of the end of each calendar month, the sum of (a) the rolling three (3) month average 60+ day delinquency percentage (the percentage defined as (x) Finance Receivables for which payment is sixty (60) or more days contractually past due, divided by (y) total Finance Receivables at such date); plus (b) (i) net charge-offs for the eight (8) month period ending on such date divided by (ii) average net Finance Receivables during the eight (8) month period ending on such date. “Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof). The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders

-28- 116549.01049/133615933v.2 aggregate $580,000,000 commencing on the Tenth Amendment Date and thereafter (subject in each case to any reductions of the Commitments pursuant to Section 2.9 or any accordion increases of the Commitments pursuant to Section 2.14; provided, however, that the aggregate amount of the accordion increases of the Commitments pursuant to Section 2.14 shall not result in the aggregate amount of the Commitment to exceed $730,000,000). “Commitment Percentage” means, for each Lender, the percentage of the Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Loans then outstanding (exclusive of non-ratable Loans made by the Administrative Agent under Section 2.3(c) hereof until settled among the Lenders). “Company Security Agreement” means that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of the Effective Date, between the Borrower and the Collateral Agent, as the same may from time to time be amended, modified, or further restated, together with any supplements thereto delivered pursuant to the terms thereof. “Consolidated Adjusted Net Worth” at any date means: (a) as to any corporation, the amount of capital stock liability plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Borrower and its Restricted Subsidiaries on a consolidated basis, and as to any partnership or limited liability company, the capital account of the Borrower and its Restricted Subsidiaries on a consolidated basis; less (without duplication) (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Restricted Subsidiaries, to wit: (i) all deferred charges (other than deferred Federal income taxes and deferred investment tax credits) and prepaid expenses other than prepaid interest, prepaid taxes and prepaid insurance premiums; (ii) treasury stock; (iii) unamortized debt discount and capitalized expense and unamortized stock discount and capitalized expense; (iv) goodwill, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles; (v) RESERVED; and (vi) any surplus resulting from any write-up in the book value of assets of the Borrower or any Restricted Subsidiary. “Consolidated Adjusted Net Income” for any period Consolidated Net Income, but excluding in any event: (a) any gains or losses on the sale or other disposition of investments or fixed

-29- 116549.01049/133615933v.2 or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary; (d) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition; (e) net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger; (f) net earnings of any Unrestricted Subsidiary or other business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions; (g) any portion of the net earnings of any Restricted Subsidiary (other than the Insurance Subsidiary) which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary; (h) earnings resulting from any reappraisal, revaluation or write-up of assets; (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; (j) any gain arising from the acquisition of any Securities of the Borrower or any Restricted Subsidiary; (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and (l) any portion of the net earnings of the Insurance Subsidiary in excess of $500,000 (on a cumulative basis) which has not actually been distributed to the Borrower in the form of cash. “Consolidated Net Income” for any period means the gross revenues of the Borrower and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests. “Consolidated Net Worth” means, as of the date of any determination thereof, the total assets of the Borrower and its Restricted Subsidiaries less the total liabilities of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP, it being understood and agreed that foregoing shall be determined exclusive of interests in Unrestricted Subsidiaries.

-30- 116549.01049/133615933v.2 “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder (herein, a “Defaulted Loan”) within two (2) Business Days of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such Lender. “Defaulting Lender Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender. “Defaulting Lender Period” means, with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable and (ii) the date on which (a) such Defaulting Lender is no longer insolvent, the subject of a bankruptcy or insolvency proceeding or, if applicable, under the direction of a receiver or conservator, (b) the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or otherwise), and (c) such Defaulting Lender shall have delivered to Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments. “Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).

-31- 116549.01049/133615933v.2 “EBIT” for any period means the sum of (a) Consolidated Adjusted Net Income during such period plus (to the extent deducted in determining Consolidated Adjusted Net Income), (b) all provisions for any Federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period, and (c) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Borrower and its Restricted Subsidiaries. “Electronic Chattel Paper” means Electronic Contracts that constitute electronic chattel paper (within the meaning given to such term in the Uniform Commercial Code). “Electronic Chattel Paper Conditions” shall mean, with respect to any Electronic Chattel Paper, all of the following conditions: (a) the Borrower or the applicable Restricted Subsidiary have engaged an Electronic Collateral Custodian and such Electronic Collateral Custodian shall have established an electronic vault platform for the creation, storage and assignment of Electronic Chattel Paper evidencing the loan documentation between the account debtor for such Electronic Chattel Paper and the Borrower or the applicable Restricted Subsidiary making the corresponding loan; (b) the Electronic Collateral Custodian, the Borrower (or applicable Restricted Subsidiary) and the Administrative Agent shall have entered into an Electronic Collateral Control Agreement which provides the Administrative Agent with (i) control over such Electronic Chattel Paper in accordance with Section 9-105(b) (or, in the case of the State of New York, Section 9-105) of the Uniform Commercial Code, and (ii) exclusive access to the Electronic Chattel Paper (except to the extent otherwise expressly set forth in the Electronic Collateral Control Agreement) pursuant to the terms of the Electronic Collateral Control Agreement, and the terms thereof are sufficient to permit the Administrative Agent to perform its duties and obligations hereunder; (c) the Borrower or the applicable Restricted Subsidiary shall have provided the Administrative Agent a reasoned opinion of their counsel in respect of perfection by “control,” within the meaning of Section 9-105(b) (or, in the case of the State of New York, Section 9-105) of the Uniform Commercial Code, of the Administrative Agent’s security interest in the Electronic Chattel Paper; and (d) the Administrative Agent shall have received and shall be satisfied, in its Permitted Discretion, with the results of its diligence in respect of the Borrower’s or the applicable Restricted Subsidiary’s policies and procedures relating to the origination of Electronic Chattel Paper. “Electronic Collateral Control Agreement” means an Electronic Collateral Control Agreement by and among Electronic Collateral Custodian, the Borrower and/or its applicable Restricted Subsidiaries, and the Administrative Agent, as the same may be amended, modified, restated, extended or replaced from time to time. “Electronic Collateral Custodian” means eOriginal, Inc. or such other Person reasonably acceptable to the Administrative Agent. “Electronic Contract” means a Finance Receivable that is in the form of an electronic record that has been originated through an electronic platform or converted from a tangible medium into an electronic medium. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld, conditioned, or delayed); provided that

-32- 116549.01049/133615933v.2 notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries. “Eligible Finance Receivables” means and includes each Finance Receivable of the Borrower or any Restricted Subsidiary (excluding any Insurance Subsidiary) that: (a) is a loan originated in the United States of America payable in U.S. dollars and is the valid, binding and legally enforceable obligation of the debtor obligated thereon and such debtor is not (i) an Affiliate of the Borrower or of any Restricted Subsidiary, (ii) a shareholder, director, officer or employee of the Borrower or of any Restricted Subsidiary or of any Affiliate of the Borrower or any Restricted Subsidiary, (iii) the United States of America or any department, agency or instrumentality thereof unless the Borrower or such Restricted Subsidiary has complied with the Assignment of Claims Act to the satisfaction of the Administrative Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or (v) an assignor for the benefit of creditors; (b) is assignable and not evidenced by an instrument or chattel paper (unless such Finance Receivable is an Electronic Chattel Paper) unless the same has been endorsed and delivered to the Collateral Agent (except that, until a Default or Event of Default has occurred and is continuing and thereafter until otherwise notified by the Collateral Agent pursuant to the Company Security Agreement or the Subsidiary Security Agreement, as appropriate, the same shall not be required to be delivered to the Collateral Agent if a legend shall have been placed thereon in accordance with the Company Security Agreement or the Subsidiary Security Agreement, as appropriate); (c) is subject to a perfected, first priority Lien pursuant to the Company Security Agreement or the Subsidiary Security Agreement, as appropriate, in favor of the Collateral Agent for the benefit of the Lenders, and is free and clear of any other Lien other than Liens permitted under Sections 8.11(e) and 8.11(g) of this Agreement which are each subordinate to the Liens in favor of the Administrative Agent; (d) is net of any credit or allowance given by the Borrower or such Restricted Subsidiary to such account debtor; (e) is not subject to any offset, counterclaim or other defense with respect thereto; (f) is not owed by an account debtor who is obligated on accounts owed to the Borrower or such Restricted Subsidiary any portion of which is unpaid 60 days or more after the contractual due date (which must be issued in accordance with the Borrower’s or such Restricted Subsidiary’s business practices in effect as of the date hereof) unless the Administrative Agent has approved the continued eligibility thereof; (g) is subject to loan and security documentation which complies in all respects with all applicable federal, state and local laws, rules and regulations; (h) is not serviced by a Person other than the Borrower or a Restricted Subsidiary without prior written consent of Administrative Agent;

-33- 116549.01049/133615933v.2 (i) is not purchased by the Borrower or a Restricted Subsidiary in a bulk purchase in any one or series of related transactions with an aggregate cash purchase price greater than $25,000,000 without prior written consent of Administrative Agent; (j) has been deferred or extended one (1) billing no more than two (2) times during any rolling twelve (12) month period (other than renewals in the ordinary course of business; (k) has a principal balance of less than $12,000; (l) is not interest only payments and does not have a balloon payment; (m) is in compliance with the Borrower’s underwriting guidelines; (n) is not secured by real estate; (o) is not a deficiency balance account (p) is not Electronic Chattel Paper unless the Electronic Chattel Paper Conditions are satisfied with respect thereto; and (q) in addition to the above requirements contained in this definition, is otherwise acceptable to the Administrative Agent in its Permitted Discretion for inclusion in the determination of the Borrowing Base. “Environmental Legal Requirement” means any international, Federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including without limitation, those relating to releases, discharges or emissions to air, water, land or ground water, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Borrower or any of its Subsidiaries or the operation, construction or modification of any thereof, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975 and the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws, providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of

-34- 116549.01049/133615933v.2 Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute. “Event of Default” means any of the events or circumstances specified in Section 9.1 hereof. “Excess Availability” means the ratio of Total Excess Availability to Total Availability. “Federal Funds Rate” means the fluctuating interest rate per annum as determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 A.M. (Central time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined. “Fifth Amendment Date" means March 26, 2021. “Finance Receivable” means each Receivable (including any Electronic Contract) of the Borrower or any Restricted Subsidiary that arises in the ordinary course of its finance company business and represents amounts due in respect of loans made by the Borrower or such Restricted Subsidiary to the debtor obligated thereon. “Fixed Asset Financing” means the acquisition by the Borrower of one or more fixed assets in an aggregate amount not to exceed $1,500,000, which financing (a) shall amortize over time and not be subject to being re-borrowed and (b) may be secured by the fixed assets so acquired. “Fixed Charges” for any period means, on a consolidated basis, the sum of (a) all Rentals (other than Capitalized Rentals) payable during such period by the Borrower and its Restricted Subsidiaries, and (b) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Borrower and its Restricted Subsidiaries. “Floor” means a rate of interest equal to 1.00%. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to

-35- 116549.01049/133615933v.2 liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159. “Governing Documents” means, collectively, the charter instruments, by-laws, partnership agreements, operating agreements and other similar documents prescribing the internal governance of the Borrower and each Restricted Subsidiary. “Governmental Authority” means any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, including without limitation, any attorney general or agency related thereto, the Consumer Financial Protection Bureau, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia. “Guaranties” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for Borrowed Money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for Borrowed Money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. “Hazardous Substances” means any hazardous or toxic material, substance or waste pollutant or contaminant which is regulated as such under any statute, law, ordinance, rule or regulation of any Federal, regional, state or local authority having jurisdiction over the property of the Borrower or any Subsidiary or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. §1317), as amended, (b) regulated as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended, (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes, or (e) petroleum or products derived therefrom. “Hedging Liability” means the liability of the Borrower or any Restricted Subsidiaries party to the Subsidiary Guaranty Agreement to any of the Lenders, or any Affiliates of such

-36- 116549.01049/133615933v.2 Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Borrower or such Restricted Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates. “Indebtedness” of any Person means and includes all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, and (f) Guaranties of obligations of others of the character referred to in this definition. “Indebtedness for Borrowed Money” of any Person means (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Indebtedness for Borrowed Money of others, it being understood that Indebtedness for Borrowed Money shall not include trade payables in the ordinary course of business. “Insurance Subsidiary” means any one Subsidiary (a) which is organized under the laws of the British Virgin Islands or such other jurisdiction as shall be consented to in writing by the Required Lenders, (b) which conducts substantially all of its business and has substantially all of its assets within the British Virgin Islands or such other jurisdiction as shall be consented to in writing by the Required Lenders, (c) of which 100% (by number of votes) of the Voting Stock (except for directors’ qualifying shares) is owned by the Borrower, and (d) which is engaged in the business of reinsuring the credit insurance written by the Subsidiaries of the Borrower. “Interest Charges” for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. “Interest Period” means one (1) month. “Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that “Investments” shall not mean or include routine investments in property to be used or consumed in the ordinary course of business. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

-37- 116549.01049/133615933v.2 “Issuer Documents” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit. “Issuing Bank” means Wells Fargo Bank, National Association. “Lender” means each bank and other financial institution signatory hereto and each assignee bank or other financial institution pursuant to Section 12.12 hereof. “Lending Office” is defined in Section 10.2 hereof. “Letter of Credit” means a letter of credit (as that term is defined in the Uniform Commercial Code) that is issued or is to be issued by Issuing Bank under this Agreement. “Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent, including provisions that specify that the Letter of Credit fees provided for in Section 2.13 of this Agreement) to be held by Administrative Agent for the benefit of those Lenders in an amount equal to one hundred f ive percent (105%) of the then existing Letter of Credit Usage, (b) delivering to Administrative Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Administrative Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent (in its sole discretion) in an amount equal to one hundred five percent (105%) of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit). “Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit. “Letter of Credit Sublimit” means $1,500,000. “Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit. “Lien” means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, security agreement, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics’, materialmen’s, warehousemen’s, carriers’ and other similar encumbrances, affecting Property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

-38- 116549.01049/133615933v.2 “Loan” means and includes advances made under the Revolving Credit. “Loan Documents” means this Agreement, the Notes (if any), the Subsidiary Guaranty Agreement, the Collateral Documents, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith. “Mark-to-Market Hedging Liability” means the aggregate mark-to-market liability of the Borrower and its Restricted Subsidiaries to any Person in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Borrower or such Restricted Subsidiary, as the case may be, may from time to time enter into with any Person and without the addition of any asset value with respect thereto. “Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System. “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the Borrower’s and its Subsidiaries’ ability to perform their obligations under the this Agreement or other Loan Documents to which they are parties or of Administrative Agent’s ability to enforce the Obligations or realize upon the Collateral taken as a whole, or (c) a material impairment of the enforceability or priority of Administrative Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of the Borrower and its Subsidiaries taken as a whole. “Maturity Date” means June 7, 2026. “Minority Interests” means any shares of stock, partnership interests, membership interests or other equity interests of any class of a Restricted Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, by valuing Minority Interests constituting common stock at the book value of the capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock, and by valuing Minority Interests constituting partnership or limited liability company membership interests at the book value of such interest. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” shall have the same meaning as in ERISA. “Net Income Available for Fixed Charges” for any period means Consolidated Adjusted Net Income during such period plus, to the extent deducted in determining Consolidated Adjusted Net Income, (a) all provisions for any Federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period, (b) Fixed Charges of the Borrower and its Restricted Subsidiaries during such period, (c) depreciation, amortization and non-cash share based compensation expenses during such period and (d) positive or negative non-cash

-39- 116549.01049/133615933v.2 provisions for “current expected loan losses” (under ASU 2016-13 or CECL) made by Borrower and its Restricted Subsidiaries during such period (which, for the avoidance of doubt,would be the total provision expense less actual net charge offs). “Note” and “Notes” each is defined in Section 2.8 hereof. “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Bank Product Obligations (and the payment and performance of all agreements relating thereto), all Hedging Liability (and the payment and performance of all agreements relating thereto), all reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), the amount necessary to reimburse Issuing Bank for amounts paid or payable in connection with Letters of Credit, Letter of Credit commissions, charges, expenses, and fees, all accrued and unpaid fees and all other obligations of the Borrower or any Restricted Subsidiary to the Lenders or any Lender, Issuing Bank or the Administrative Agent or the Collateral Agent arising under any of the Loan Documents, any agreement relating to Bank Product Obligations, or any agreement relating to Hedging Liability, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired. “OFAC” means the United States Department of Treasury Office of Foreign Assets Control. “OFAC Event” means the event specified in Section 8.4(b) hereof. “OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulators or orders adopted by any State within the United States. “OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC. “PBGC” is defined in Section 6.12 hereof. “Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof. “Plan” means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (b) is maintained

-40- 116549.01049/133615933v.2 pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (c) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA. “Pledged Collateral” shall have the meaning as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the context may require. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired. “Receivable” means all accounts receivable, receivables, contract rights, controls, instruments, notes, drafts, bills, acceptances, documents, chattel paper, general intangibles and all other forms of obligations owing to a Person. “Record” shall have the meaning given to such term in the Uniform Commercial Code. “Regulatory Event” mean: either a (x) a “Level One Regulatory Event”, which shall comprise the formal commencement by written notice by any federal or state Governmental Authority of any inquiry, investigation, legal action or similar proceeding against any of the Borrower or its Subsidiaries challenging its authority to originate, hold, own, service, collect or enforce Finance Receivables generally or any category or group of Finance Receivables that is material to the business of such Borrower or such Subsidiary, or otherwise alleging any material non-compliance by any of the Borrower or its Subsidiaries with any applicable laws related to originating, holding, collecting, servicing or enforcing Finance Receivables generally or any category or group of Finance Receivables that is material to the business of such Borrower or such Subsidiary (which shall include, without limitation, the issuance of a civil investigative demand by the Consumer Financial Protection Bureau that meets the criteria set forth above), which inquiry, investigation, legal action or proceeding is not released or terminated in a manner reasonably acceptable to the Administrative Agent within thirty (30) calendar days of commencement thereof; or (y) a “Level Two Regulatory Event”, which shall comprise the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), order or ruling against any of the Borrower or its Subsidiaries related in any way to the originating, holding, pledging, collecting, servicing or enforcing of Finance Receivables generally or any category or group of Finance Receivables that is material to the business of the Borrower or such Subsidiary. “Rentals” means, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Borrower or a Restricted Subsidiary, as lessee or sub-lessee, under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on

-41- 116549.01049/133615933v.2 the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. “Request for Advance” means an online notice of borrowing submitted to Administrative Agent. “Required Lenders” means, as of the date of determination thereof, those Lenders holding at least 66 2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, those Lenders holding at least 66 2/3% in aggregate principal amount of the Loans outstanding hereunder; provided, however, Required Lenders shall at all times include Wells Fargo Bank, National Association. “Restricted Investments” means all Investments other than the Investments permitted by paragraphs (a) through (e), both inclusive, of Section 8.18 hereof. “Restricted Subsidiary” means the Insurance Subsidiary, if any, and any other Subsidiary (a) which is organized under the laws of the United States or any State thereof, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which 100% (by number of votes) of the Voting Stock is owned by the Borrower and/or one or more Restricted Subsidiaries. Notwithstanding clauses (a), (b) and (c) above, “Restricted Subsidiary” shall include all Subsidiaries solely for purposes of Section 8.20(a), Section 8.20(b) and Section 8.20(c) and for purposes of calculating financial covenants in Section 8.7 (and the definitions related thereto). “Revolving Credit” is defined in Section 1.1 hereof. “S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc. “Sanction” or “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by any Sanctioned Entity: including, without limitation: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, and (e) any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group. “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, and (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC. “Sanctioned Target” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (d)

-42- 116549.01049/133615933v.2 otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “Schedule Unavailability Date” is defined in Section 2.10(a)(ii) hereof. “Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended. “Senior Loans” means the Loans outstanding hereunder. “Set-off” is defined in Section 12.7 hereof. “Settlement Period” is defined in Section 2.3(c) hereof. “SPV Subsidiary” means a Subsidiary of the Borrower or a Restricted Subsidiary formed for purposes of an anticipated warehouse facility or securitization; provided, however, at no time shall there be more than two (2) SPV Subsidiaries. For the avoidance of doubt, nothing contained herein shall be deemed consent from the Administrative Agent or Lenders for any such warehouse facility or securitization. “Subordinated Debt” means all unsecured Indebtedness for Borrowed Money of the Borrower which (a) has terms acceptable to Required Lenders in their sole discretion (including a term that matures on a date later than the Maturity Date) and (b) contains or has applicable thereto subordination provisions acceptable to Administrative Agent in its Permitted Discretion. “Subsidiary” means any corporation or other entity of which more than fifty percent (50%) of the outstanding Voting Stock or comparable equity interests (including interests as a limited partner in a limited partnership) is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries. “Subsidiary Guaranty Agreement” means that certain Amended and Restated Guaranty Agreement dated as of the Effective Date from the Restricted Subsidiaries (other than the Insurance Subsidiary or any SPV Subsidiary), as the same may from time to time be amended, modified, or further restated, together with any supplements thereto delivered pursuant to the terms thereof. “Subsidiary Security Agreement” means that certain Amended and Restated Security Agreement, Pledge, and Indentures of Trust dated as of the Effective Date among each of the Restricted Subsidiaries (other than the Insurance Subsidiary) and the Collateral Agent, as the same may from time to time be amended, modified, or further restated, together with any supplements thereto delivered pursuant to the terms thereof. “Tenth Amendment Date" means July 18, 2023. “Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00

-43- 116549.01049/133615933v.2 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. “Term SOFR Adjustment” means a percentage equal to 0.10% per annum. “Termination Date” means the Maturity Date or such earlier date on which the Commitments are terminated in whole pursuant to this Agreement. “Total Availability” means an amount equal to the Available Borrowing Base as then determined and computed. “Total Debt” means, at any time the same is to be determined, the aggregated amount (without duplication) of all Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries, including, without limitation, the Senior Loans and all Subordinated Debt. “Total Excess Availability” means an amount equal to (a) the lesser of (i) the Commitments and (ii) the Available Borrowing Base as then determined and computed, minus (b) the then outstanding principal amount of the Loans. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. “UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance). “Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA. “Uniform Commercial Code” is defined in the Company Security Agreement. “Unrestricted Subsidiary” means any Subsidiary that is not a Restricted Subsidiary. "Voting Stock” means Securities, or other equity interests, of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

-44- 116549.01049/133615933v.2 “Welfare Plan” means a “welfare plan,” as said term is defined in Section 3(1) of ERISA. “Wholly-Owned” means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors’ qualifying shares as required by law) or other comparable equity interests shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries. Section 5.2 Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to times of day herein shall be references to Des Moines, Iowa time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP. Section 5.3 Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.6 hereof and such change shall result in a change in the method of calculation of any financial covenant, pricing grid, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, pricing grid, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, pricing grid, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof. The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standards Codification 825 or Accounting Standards Codification 805. SECTION 6 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders as follows: Section 6.1 Organization and Qualification. The Borrower is duly organized and validly existing in good standing under the laws of the State of South Carolina, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business conducted or the nature of the Property owned or leased by it makes such licensing or qualification necessary.

-45- 116549.01049/133615933v.2 Section 6.2 Subsidiaries. Each Subsidiary is a corporation, partnership, limited liability company or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated or organized, has full and adequate corporate or other power to carry on its business as conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business as now conducted or proposed to be conducted or the nature of the Property owned or leased by it makes such licensing or qualification necessary. Schedule 6.2 hereto identifies each Subsidiary of the Borrower as of the date hereof, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock or other equity interests and the number of shares or units of each class issued and outstanding. All of the issued and outstanding shares of capital stock or other equity interest of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares are owned, beneficially and of record, by the Borrower or the relevant Restricted Subsidiary, all as set forth on said Schedule 6.2, free of any Lien except for Liens granted to the Collateral Agent under the Company Security Agreement and, to the extent applicable, Subsidiary Security Agreement and subordinate Liens permitted pursuant to Sections 8.11(e), 8.11(g), and 8.11(i) hereof. As of the date hereof, each Subsidiary is a Restricted Subsidiary and there are no Unrestricted Subsidiaries. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary. Section 6.3 Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into the Loan Documents to which it is a party, to make the borrowings herein provided for, to grant to the Collateral Agent, for the benefit of the Lenders, the Liens described in the Collateral Documents, to issue its Notes and to perform all of its obligations hereunder and under the other Loan Documents. Each Restricted Subsidiary has full right and authority to enter into the Loan Documents entered into by it, to grant to the Collateral Agent, for the benefit of the Lenders, the Liens described in the Collateral Documents to which it is a party and to perform all of its obligations thereunder and under the other Loan Documents. The Loan Documents delivered by the Borrower, and by each Restricted Subsidiary, have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceedings may be brought; and the Loan Documents do not, nor does the performance or observance by the Borrower or any Restricted Subsidiary of any of the matters or things herein or therein provided for, contravene any provision of law or any Governing Documents of the Borrower or any Subsidiary or any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective Properties. Section 6.4 Investment Company. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 6.5 Use of Proceeds; Margin Stock.

-46- 116549.01049/133615933v.2 (a) The Loans hereunder shall be used by the Borrower for general working capital purposes (including the purchase of the Borrower’s capital stock, in each case in amounts and upon terms approved by the Borrower’s board of directors (or similar governing body)). Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System. (b) The Borrower shall not use, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions: (i) that are prohibited by Sanctions, (ii) that would be prohibited by U.S. Sanctions if conducted by a U.S. Person, or (iii) that would be prohibited by Sanctions if conducted by Agent, or any other party hereto. The Borrower shall notify the Administrative Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this section. (c) The Borrower shall not use, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws. (d) The Borrower shall not fund any repayment of the credit with proceeds, or provide as collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause the Administrative Agent to be in violation of Sanctions, Anti- Money Laundering Laws or Anti-Corruption Laws. Section 6.6 Financial Reports. The consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of March 31, 2019, and the related statements of consolidated earnings, consolidated changes in shareholders’ equity and consolidated cash flows of the Borrower and its Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of KPMG LLP, independent public accountants, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the periods then ended. Section 6.7 No Material Adverse Change. Since March 31, 2019, there has been no change in the condition, financial or otherwise, or business prospects of the Borrower and its Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate have been materially adverse. Section 6.8 Litigation. Except as disclosed on Schedule 6.8 attached hereto, there is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Borrower or any Restricted Subsidiary to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and its Subsidiaries taken as a whole (including any such litigation or

-47- 116549.01049/133615933v.2 proceeding with an amount in controversy in excess of $1,000,000). Section 6.9 Taxes. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Borrower does not know of any proposed additional tax assessment against it for which adequate provision in accordance with GAAP has not been made on its accounts. The Federal income tax liability of the Borrower and its Subsidiaries has either been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended March 31, 2018, or the applicable statute of limitations therefor has expired and, except as disclosed on Schedule 6.9 attached hereto, no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Borrower threatened. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period. Section 6.10 Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Restricted Subsidiary of this Agreement or any of the other Loan Documents. Section 6.11 Indebtedness and Liens. Schedule 6.11 attached hereto correctly describes all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries outstanding as of the date hereof. There are no Liens on any of the Property of the Borrower or any Subsidiary, except those which are permitted by Section 8.11 of this Agreement. Section 6.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with ERISA, to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation (“PBGC”) or any other governmental entity or agency. As of March 31, 2019, the liability of the Borrower and its Subsidiaries to PBGC in respect of Unfunded Vested Liabilities would not have been in excess of $0 if all employee pension benefit plans maintained by the Borrower and its Subsidiaries had been terminated as of such date. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and liability for post-retirement medical and life insurance benefits. Section 6.13 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) any agreement or instrument evidencing or governing

-48- 116549.01049/133615933v.2 Indebtedness. Section 6.14 Compliance with Laws. (a) Environmental. (i) The business and operation of the Borrower and its Subsidiaries comply in all respects with all applicable Environmental Legal Requirements, except to the extent that such noncompliance would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. (ii) Neither the Borrower nor any Subsidiary has given, nor should it give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) the Borrower or such Subsidiary has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Borrower’s or such Subsidiary’s property, facilities, equipment or vehicles; (iii) the Borrower or such Subsidiary may be or is liable, in whole or in part, for the costs or cleaning up, remediating or responding to a release of Hazardous Substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); (iv) any of the Borrower’s or such Subsidiary’s property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), except to the extent that such violation, release, liability or Lien could not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. (b) Other Laws. The Borrower and its Subsidiaries are in compliance with all other federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary (including without limitation all applicable state consumer credit and protection laws, the Federal Fair Credit Reporting Act, the Federal Truth In Lending Act, the Federal Fair Debt Collection Practices Act, laws regulating small loan companies, the Occupational Safety and Health Act of 1970 and the Americans with Disabilities Act of 1990), non-compliance with which could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. (c) (A) Sanctions. (i) No member of the Borrowing Group is a Sanctioned Target; (ii) no member of the Borrowing Group is owned or controlled by, or is acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target; (iii) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions; and (iv) to the best of the Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Sanction(s) by a Governmental Authority that enforces Sanctions. The Borrower shall notify the Administrative Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this Section 6.14(c)(A).

-49- 116549.01049/133615933v.2 (B) Anti-Money Laundering and Anti-Corruption Laws. (i) Each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; and (ii) to the best of the Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws. (C) Compliance. In addition to the foregoing, the Borrower shall, and the Borrower shall ensure that each member of the Borrowing Group will, comply with Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws. Section 6.15 Full Disclosure. The financial statements referred to in Section 6.6 do not, nor do the written statements or information, if any, furnished by the Borrower to any Lender in connection with the negotiation of or its participation in this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein not misleading. Section 6.16 No Defaults. No Default or Event of Default has occurred and is continuing. Section 6.17 Electronic Contracts. With respect to any Electronic Contract, (a) such Electronic Contract is an electronic record and the execution thereof is in compliance with the applicable provisions of the Uniform Electronic Transactions Act (as, and if, adopted by relevant jurisdiction) and the federal Electronic Signatures in Global and National Commerce Act, (b) each of the parties to such Electronic Contract agreed to conduct the transaction evidenced by such Electronic Contract by electronic means, (c) the Borrower or its electronic service provider utilizes security procedures designed to determine the Person to which such Electronic Contract and the electronic signature thereof are attributable, (d) the Borrower or its electronic service provider provides a mechanism for the prevention or correction of errors in such electronic records, (e) in the case of an Electronic Contract that constitutes Electronic Chattel Paper, such Electronic Contract reasonably satisfies clauses (a) and (b) of the Electronic Chattel Paper Conditions, (f) if converted to a tangible medium and requested by the Administrative Agent, the Authoritative Copy of such Electronic Contract has been delivered to the Administrative Agent or custodian, to hold for the benefit of the Administrative Agent and (g) in the case of an Electronic Contract that constitutes Electronic Chattel Paper, if converted from a tangible medium to an electronic medium, the merchant generating such Electronic Contract has deleted, destroyed or obliterated all paper copies and digital copies of the Authoritative Copy of the tangible contract from which such Electronic Contract has been converted or has otherwise stamped all such related tangible contract indicating it is not an Authoritative Copy (such as indicating it is a “copy”). SECTION 7 CONDITIONS PRECEDENT. The obligation of the Lenders to make any Loan or any other financial accommodation hereunder shall be subject to the following conditions precedent to the satisfaction of the Administrative Agent and the Required Lenders: Section 7.1 Initial Borrowing. Prior to the making of the initial Borrowing hereunder:

-50- 116549.01049/133615933v.2 (a) The Administrative Agent shall have received (i) corporate, enforceability, no conflicts, attachment and perfection opinions and (ii) a compliance opinion, in form and substance satisfactory to the Administrative Agent; (b) The Administrative Agent shall have received for each Lender (i) copies of the Borrower’s and each Subsidiary’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary, (ii) certified copies of resolutions of the Board of Directors of the Borrower and of each Restricted Subsidiary authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, indicating the authorized signers of this Agreement and the other Loan Documents and all other documents relating thereto, the persons authorized to request Borrowings hereunder and to select the interest rate options with respect thereto and the specimen signatures of such signers, and (iii) one original certificate of good standing (with copies for each Lender) certified by the appropriate governmental officer in the jurisdiction of the Borrower’s and each Restricted Subsidiaries’ incorporation and each state in which it is authorized to do business as a foreign corporation; (c) The Administrative Agent shall have received for the Lenders this Agreement, the Notes (if requested), the Company Security Agreement, the Subsidiary Security Agreement, and the Subsidiary Guaranty Agreement; (d) the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Restricted Subsidiary (other than the Insurance Subsidiary), and each of the Lenders shall have received, sufficiently in advance of the Effective Date all other documentation and information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); (e) The Administrative Agent shall have received financing statement lien search results against the Property of the Borrower and each Restricted Subsidiary (other than the Insurance Subsidiary) evidencing the absence of Liens on its Property except as permitted by Section 8.11 hereof; (f) The Administrative Agent shall have received for the Lenders copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents; and (g) The Administrative Agent shall have received for the account of the Lenders a borrowing base certificate substantially in the form attached hereto as Exhibit A showing the computation of the Borrowing Base as of the close of business on May 31, 2019. Section 7.2 All Loans. As of the time of the making of each advance of a Borrowing (including the initial Borrowing): (a) The Administrative Agent shall have received the notice required by Section 2.3 hereof;

-51- 116549.01049/133615933v.2 (b) Each of the representations and warranties of the Borrower set forth in Section 6 hereof shall be true and correct in all material respects as of said time, except to the extent that any such representation or warranty relates solely to an earlier date; (c) The Borrower and its Restricted Subsidiaries shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing; (d) After giving effect to the Borrowing the aggregate principal amount of all Loans hereunder shall not exceed the lesser of (i) the Available Borrowing Base or (ii) Commitments; and (e) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect. Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in subsections (a)-(e) of this Section 7.2. SECTION 8 COVENANTS. Section 8.1 Existence, Etc. The Borrower will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its legal existence and all licenses and permits necessary to the proper conduct of its business. Section 8.2 Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating of A or better by A.M. Best Company, Inc. (the “Best Rating”) at the time of the issuance of any such policy and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties with each such policy requiring renewal of such policy at intervals of no greater than one year from the date of issuance or renewal thereof; provided, however, that if during the term of any such insurance policy the rating accorded any insurer shall be less than a Best Rating of A, the Borrower will, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), obtain such insurance policy from an insurer accorded a Best Rating of A or better. Section 8.3 Taxes, Claims for Labor and Materials. The Borrower will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary (including, but not limited to the Collateral), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower or such Subsidiary (including, but not limited to the Collateral); provided the Borrower or such

-52- 116549.01049/133615933v.2 Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary, and (b) the Borrower or such Subsidiary shall set aside on its books reserves adequate in accordance with GAAP with respect thereto. Section 8.4 Compliance with Laws; OFAC. (a) Compliance with Laws. The Borrower will promptly comply, and will cause each Subsidiary to comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, ERISA and all Environmental Legal Requirements the violation of which could, individually or in the aggregate, materially and adversely affect the properties (including the Collateral), business, prospects, profits or condition of the Borrower and its Subsidiaries or could, individually or in the aggregate, result in any lien or charge upon any property of the Borrower or any Subsidiary. (b) OFAC. The Borrower shall at all times comply with the requirements of all OFAC Sanctions Programs to the extent applicable to the Borrower and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs to the extent applicable to such Subsidiary. The Borrower shall provide the Administrative Agent and the Lenders any information regarding the Borrower, its Affiliates, and its Subsidiaries requested by Administrative Agent or the Lenders necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them. If the Borrower obtains actual knowledge or receives any written notice that the Borrower, any Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), the Borrower shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrower hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC). (c) Notices. The Borrower shall promptly notify the Administrative Agent of (i) any enforcement action or investigation instituted or, to Borrower’s or any Subsidiary’s knowledge, threatened, against Borrower or any of its Subsidiaries by any Governmental Authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent; (ii) receipt by Borrower or any of its Subsidiaries of an “Early Warning Notice,” “Notice and Opportunity to Respond and Advise” or “Civil Investigative Demand” from the Consumer Financial Protection Bureau or similar notice or request from any other Governmental Authority (iii) without duplication, the occurrence of any Regulatory Event and (iv) any litigation or action instituted or, to Borrower’s knowledge, threatened in writing against any Borrower or any of their Subsidiaries, in an amount of $1,000,000 or more as to any separate action or litigation instituted or threatened or in an aggregate amount of $2,000,000 or more as to all actions or litigation instituted or threatened.

-53- 116549.01049/133615933v.2 Section 8.5 Maintenance, Etc. The Borrower will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained. Section 8.6 Nature of Business. Neither the Borrower nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries (including, but not limited to, the Insurance Subsidiary) would be substantially changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries on the date of this Agreement. Section 8.7 Financial Covenants. (a) The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth. For purposes of this Section, “Minimum Net Worth” shall be $325,000,000 at all times and reported on at the end of each fiscal quarter pursuant to Section 8.20(e). (b) The Borrower will have, at the end of each of the following fiscal quarters, a ratio of Net Income Available for Fixed Charges to Fixed Charges, calculated for the period of four consecutive fiscal quarters then ending, of not less than (i) 1.25 to 1.0 for the fiscal quarter ending December 31, 2022, (ii) 1.15 to 1.0 for the fiscal quarters ending March 31, 2023 and June 30, 2023, (iii) 1.50 to 1.0 for the fiscal quarter ending September 30, 2023, (iv) 2.00 to 1.0 for the fiscal quarter ending December 31, 2023, and (v) 2.25 to 1.0 for each fiscal quarter thereafter. (c) RESERVED. (d) The Borrower will not at any time permit the aggregate unpaid principal amount of Total Debt, on a consolidated basis, to exceed (i) 250% of Consolidated Adjusted Net Worth for the fiscal quarter ending December 31, 2022, (ii) 225% of Consolidated Adjusted Net Worth for the fiscal quarters ending March 31, 2023 and June 30, 2023, (iii) 200% of Consolidated Adjusted Net Worth for the fiscal quarter ending September 30, 2023, (iv) 225% of Consolidated Adjusted Net Worth for the fiscal quarter ending December 31, 2023 and (v) 250% of Consolidated Adjusted Net Worth for each fiscal quarter thereafter. For purposes of this Section, such amount shall be reported on at the end of each fiscal quarter pursuant to Section 8.20(e). (e) The Borrower will maintain a Collateral Performance Indicator of less than or equal to (i) except as provided in clause (ii) below, twenty six percent (26%) as of the end of each calendar month and (ii) solely for the calendar months ending October 31, 2022, November 30, 2022, December 31, 2022, January 31, 2023, February 28, 2023, March 31, 2023, April 30, 2023, May 31, 2023 and June 30, 2023, twenty eight percent (28%). Section 8.8 Hedging Liability. The Borrower shall provide the Administrative Agent at least thirty (30) days prior written notice (or such lesser time period acceptable to the

-54- 116549.01049/133615933v.2 Administrative Agent) of the Borrower or any Restricted Subsidiary incurring any Hedging Liability. Section 8.9 Permitted Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Indebtedness for Borrowed Money other than: (a) the Obligations hereunder and the Subsidiary Guaranty Agreement relating thereto; (b) unsecured Subordinated Debt; (c) debt incurred in connection with permitted Fixed Asset Financing; (d) unsecured Indebtedness for Borrowed Money owing between the Borrower and its Restricted Subsidiaries in the ordinary course of business, provided that the aggregate amount of Indebtedness for Borrowed Money at any one time owing either by or to the Insurance Subsidiary shall not exceed $1,000,000; (e) the 2021 Unsecured Bond Debt; and (f) other unsecured Indebtedness for Borrowed Money to any Person (other than to the Borrower or another Restricted Subsidiary) in an aggregate amount for the Borrower and all Restricted Subsidiaries not exceeding $5,000,000 at any time outstanding. Section 8.10 [RESERVED]. Section 8.11 Limitation on Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its Property (including, but not limited to, the Collateral), whether now owned or hereafter acquired; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens: (a) Liens created under the Collateral Documents; (b) Liens existing as of the date hereof and reflected on Schedule 8.11 hereto; (c) Liens existing on property at the time acquired by the Borrower or any Restricted Subsidiary thereof or existing on the property of a corporation at the time it becomes a Restricted Subsidiary, or placed upon property within 120 days after the date of acquisition thereof by the Borrower or any Restricted Subsidiary to secure a portion of the purchase price thereof, but only if (i) such Lien shall attach solely to the property acquired, purchased or constructed and (ii) such Lien does not exceed the lesser of the fair market value or cost of such property; (d) Liens constituting renewals, extensions or refundings of Liens permitted by clause (b) or (c) above, provided that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property theretofore subject to such earlier Lien;

-55- 116549.01049/133615933v.2 (e) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like persons, provided that payment thereof is not at the time required by Section 8.3 hereof; (f) other Liens incidental to the conduct of its business or the ownership of its property and assets when not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business; (g) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (i) execution or other enforcement of such Liens is effectively stayed, (ii) the claims secured thereby are being actively contested in good faith by appropriate proceedings, (iii) adequate reserves in conformity with GAAP have been provided on the books of the Borrower or such Restricted Subsidiary, and (iv) the aggregate amount of the liabilities of the Borrower and all Restricted Subsidiaries so secured, including interest and penalties thereon, shall not be in excess of $100,000 at any one time outstanding; and (h) Liens granted to secure the Fixed Asset Financing, provided that such Liens (x) only extend to the fixed assets acquired with the proceeds of such Fixed Asset Financing, (y) only secure the original purchase price of such fixed assets, as reduced by repayments thereon, and (z) do not extend to or cover any other Property of the Borrower or any Subsidiary. Section 8.12 Material Debt Contracts. (a) The Obligations shall at all times constitute “Senior Debt” or “Senior Indebtedness” (or words of like import) under any indenture, instrument, or agreement relating to any Subordinated Debt. Except as otherwise specified below, the Borrower shall not (i) amend or modify any of the terms or conditions relating to Subordinated Debt, (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, (iii) make any cash payments in connection with any conversion of any such Subordinated Debt, or (iv) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, (x) with prior written notice to the Administrative Agent and the Lenders, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor or to any other amendment or modifications of any Subordinated Debt not adverse to the Lenders (other than amendments or modifications of the relevant subordination provisions thereof which requires the affirmative consent of the Required Lenders), and (y) with prior written notice to the Administrative Agent and the Lenders (which notice may be given the same day as the anticipated consummation of the transaction addressed in the notice), the Borrower may voluntarily prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt if at the time of any such payment and after giving effect thereto no Default or Event of Default exists, which notice shall be accompanied by a duly executed officer’s certificate (in form and substance acceptable to the Administrative Agent) certifying the amount of the Subordinated Debt to be voluntarily prepaid, redeemed, or repurchased, the payment or purchase price thereof, and that at the time of any such payment and after giving effect thereto no Default or Event of

-56- 116549.01049/133615933v.2 Default exists. (b) The Borrower shall not amend or modify any of the terms or conditions relating to the 2021 Unsecured Bond Debt in a manner that would be materially adverse to the Administrative Agent and the Lenders. Section 8.13 Mergers, Consolidations and Sales or Transfers of Assets. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction of merger or consolidation or transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets to any Person, except that: (1) any Restricted Subsidiary may merge or consolidate with or into the Borrower or any other Restricted Subsidiary (other than the Insurance Subsidiary) so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation; (2) the Borrower may merge or consolidate with any other Person provided that (i) the Borrower shall be the surviving and continuing corporation; and (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (3) any Restricted Subsidiary may sell or convey all or substantially all of its assets to the Borrower or to another Restricted Subsidiary (other than the Insurance Subsidiary); and (4) the Borrower or any Restricted Subsidiary may sell all or a substantial part of the assets of the Borrower and its Restricted Subsidiaries pursuant to, and in compliance with, Section 10.4 of the Company Security Agreement and Section 10.4 of the Subsidiary Security Agreement. (b) The Borrower will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class or any partnership interest, membership interest or other equity interest of any type (including for the purposes of this Section 8.13, any warrants, rights or options to purchase or otherwise acquire any such equity interest or other Securities exchangeable for or convertible into any such equity interest) of such Restricted Subsidiary to any Person other than the Borrower or a Restricted Subsidiary (other than the Insurance Subsidiary), except for the purpose of qualifying directors. (c) The Borrower will not sell, transfer, or otherwise dispose of any shares of stock, partnership interest, membership interest or other equity interest in any Restricted Subsidiary (except (i) to qualify directors and (ii) the pledge of the Pledged Collateral under the Company Security Agreement and any transfer or sale thereof pursuant to, and in compliance with, Section 10.4 of the Company Security Agreement) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except (i) to the Borrower or a Restricted Subsidiary or (ii) the pledge of the Pledged Collateral under the Subsidiary Security Agreement and any transfer or sale thereof pursuant to, and in compliance with, Section 10.4 of the Subsidiary Security Agreement) any such shares of stock, partnership interest, membership interest or other equity interest or any Indebtedness of any other Restricted Subsidiary, unless:

-57- 116549.01049/133615933v.2 (1) simultaneously with such sale, transfer, or disposition, all such interests and all Indebtedness of such Restricted Subsidiary at the time owned by the Borrower and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety; (2) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such interest and Indebtedness is no longer in the best interests of the Borrower or the Lenders; (3) such interest and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Restricted Subsidiary not being simultaneously disposed of; and (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Borrower and its Restricted Subsidiaries. (d) As used in this Section 8.13, in the case of the sale, lease or other disposition of any assets, such assets shall be deemed to be a “substantial part” of the assets of the Borrower and its Restricted Subsidiaries if (x) such assets, together with all other assets (i) sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries or (ii) subject to any waiver or supplemental agreement of the Company Security Agreement or the Subsidiary Security Agreement, in each case during the period of 12 months ending with the date of such sale, lease or disposition, contributed more than 15% of EBIT of the Borrower and its Restricted Subsidiaries determined as of the end of the fiscal year immediately preceding such sale or disposition, or (y) the book value of such assets, when added to the book value of all other assets of the Borrower and its Restricted Subsidiaries (i) sold or otherwise disposed of by the Borrower and its Restricted Subsidiaries or (ii) subject to any waiver or supplemental agreement of the Company Security Agreement or the Subsidiary Security Agreement, in each case, during the period of 12 months ending with the date of such sale or disposition, exceeds 10% of the book value of all Receivables determined as of the end of the fiscal year immediately preceding such sale or disposition. (e) Nothing in this Section 8.13 shall prohibit the Borrower from transferring, selling, assigning, leasing, subleasing or otherwise disposing of an insubstantial part of its properties or assets, excluding Receivables of the Borrower and its Restricted Subsidiaries, to any Person from time to time, in the ordinary course. Section 8.14 Lease-Backs. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or any Restricted Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, used or useful in their respective businesses in connection with the rental or lease of the Property so sold or transferred or of other Property which the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property so sold or transferred.

-58- 116549.01049/133615933v.2 Section 8.15 Guaranties. The Borrower will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except: (a) Guaranties of the Borrower which are limited in amount to a stated maximum dollar exposure and are permitted under Sections 8.7(d) and 8.9, (b) Guaranties of the 2021 Unsecured Bond Debt and (c) the Subsidiary Guaranty Agreement. Section 8.16 Limitation on Restrictions. Except as provided herein and other than pursuant to the 2021 Unsecured Bond Debt Documents, the Borrower shall not and shall not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary’s capital stock or other equity interests owned by the Borrower or any Restricted Subsidiary of the Borrower; (2) pay any indebtedness owed to the Borrower or any other Restricted Subsidiary; (3) make loans or advances to the Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary. Other than the 2021 Unsecured Bond Debt Documents, the Borrower shall not enter into any indenture, instrument, or other agreement for Indebtedness for Borrowed Money which contains, or amend any terms of any such indenture, instrument, or agreement which would result in any such indenture, instrument, or agreement having, covenants or defaults more burdensome on the Borrower or any Restricted Subsidiary than the covenants and defaults provided for in this Agreement and the other Loan Documents. Section 8.17 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate. Section 8.18 Investments. The Borrower will not, and will not permit any Restricted Subsidiary to make any Investment except: (a) Investments in obligations of the United States of America (or any agency thereof for which the full faith and credit of the United States of America is pledged for the repayment of principal and interest thereof) maturing in twelve months or less from the date of acquisition thereof; (b) certificates of deposit of any banking institution with combined capital and surplus of at least $500,000,000, maturing in twelve months or less from the date of acquisition thereof which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is accorded the rating of A or better by S&P and A2 or better by Moody’s, or if S&P and/or Moody’s is no longer rating any such certificates of deposit, then an equivalent rating by any other nationally recognized credit rating agency of similar standing; (c) Loans, advances and extensions of credit to or for the benefit of consumer/borrowers in the ordinary course of business in accordance with Section 8.6 hereof;

-59- 116549.01049/133615933v.2 (d) Investments by the Borrower or any Restricted Subsidiary in and to any other Restricted Subsidiary provided, however, Investments by the Borrower or any Restricted Subsidiary in and to the Insurance Subsidiary shall not exceed $750,000 in the aggregate; or (e) Investments in commercial paper maturing in 270 days or less from the date of issuance thereof which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is accorded the rating of P1 or better by S&P and A1 or better by Moody’s, or if S&P and/or Moody’s is no longer rating any such commercial paper, then an equivalent rating by any other nationally recognized credit rating agency of similar standing. Section 8.19 Termination of Pension Plans. The Borrower will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any Property of the Borrower or any Subsidiary pursuant to Section 4068 of ERISA. Section 8.20 Reports and Rights of Inspection. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower or such Subsidiary, in accordance with GAAP consistently maintained (except for changes disclosed in the financial statements furnished to the Lenders pursuant to this Section 8.20 and concurred in by the independent public accountants referred to in paragraph (b) hereof), and will furnish to each Lender, the Administrative Agent and the Collateral Agent (in duplicate if so specified below or otherwise requested): (a) Monthly and Quarterly Statements. (i) Monthly Statements. As soon as available and in any event within 25 days after the end of each calendar month of each fiscal year, a copy of: (1) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such calendar month and, in the case of the consolidated balance sheets, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and (2) consolidated statements of income and retained earnings of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such calendar month and, in the case of the consolidated statements of income and retained earnings, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower; (ii) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, a copy of:

-60- 116549.01049/133615933v.2 (1) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such quarter and, in the case of the consolidated balance sheets, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, (2) consolidated and consolidating statements of income and retained earnings of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of income and retained earnings, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, (3) consolidated and consolidating statements of changes in financial position of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of changes in financial position, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and (4) consolidated and consolidating statements of cash flows of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of cash flows, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower; (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, a copy of: (1) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year, (2) consolidated and consolidating statements of income and retained earnings and changes in financial position of the Borrower and its Restricted Subsidiaries for such fiscal year, and (3) consolidated and consolidating statements of changes in cash flows of the Borrower and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion, unqualified as to scope limitations imposed by the Borrower and otherwise without qualification except as therein noted, thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for noted changes in application in which such accountants concur) and present fairly the financial condition of the Borrower and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such

-61- 116549.01049/133615933v.2 tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary and any written communications received from such accountants and the Borrower’s response, if any, to such written communications; (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice, proxy statement or statement of additional information sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries; (e) Officers’ Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Borrower in the form of Exhibit B hereto (or in such other form acceptable to the Administrative Agent) stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to determine whether the Borrower was in compliance with the requirements of Sections 8.7 through Sections 8.18, both inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether, to the best of such officer’s knowledge, there existed as of the date of such financial statements and whether, to the best of such officer’s knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto; (f) Accountant’s Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; (g) Borrowing Base; Collateral Reports. On or before the twenty-fifth day of every month, (i) a Borrowing Base Certificate substantially in the form attached hereto as Exhibit A calculated as of the last day of the immediately preceding month duly signed by the Borrower’s chief financial officer or such other officer of the Borrower acceptable to the Administrative Agent, and (ii) books and records consisting of data tape information, reports setting forth an aging of Receivables and detailed delinquency report, a loan loss reserve report and a loan charge-off recovery report with respect to the Borrower and its Restricted Subsidiaries for the immediately preceding month in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

-62- 116549.01049/133615933v.2 (h) Annual Budget. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the Borrower’s consolidated annual budget for the current fiscal year, such annual budget to show the Borrower’s projected consolidated revenues, expenses, and balance sheet on month-by-month basis, such annual budget to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Administrative Agent and the Required Lenders; (i) Unrestricted Subsidiaries. Within the respective periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); (j) Notice of Change of Control. Promptly upon the occurrence of any Change of Control, notice of such Change of Control; (k) Subordinated Debt Deliveries and Notices. Promptly upon issuance or receipt, copies of all material reports, certificates and notices delivered by the Borrower to the holders of any Subordinated Debt and copies of all material notices or demands received by the Borrower from one or more holders of Subordinated Debt; (l) SPV Subsidiaries. Notice of the formation of a SPV Subsidiary within ten (10) days after such formation; and (m) Other Requested Information. With reasonable promptness, such other data and information as the Administrative Agent, the Collateral Agent, or any Lender may reasonably request. Without limiting the foregoing, the Borrower will permit the Administrative Agent, each Lender and the Collateral Agent (or such Persons as any Lender or the Collateral Agent may designate) to visit and inspect, any of the properties of the Borrower or any Subsidiary, to inspect any other Collateral, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with such Persons the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Any visitation, inspection or discussion shall be at the sole cost and expense of the Borrower; provided, however, that prior to the occurrence of a Default or Event of Default, the Borrower shall bear only such costs and expenses of the Administrative Agent and/or the Collateral Agent and not more frequently than once per calendar year. The Administrative Agent or the Collateral Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent or the Collateral Agent with respect to the Borrower or any Subsidiary or the Collateral (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent or the Collateral Agent; (b) neither the Administrative Agent nor the Collateral Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall be liable for any information contained in any Report; (c) the Reports are not

-63- 116549.01049/133615933v.2 comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the books and records of Borrower and its Subsidiaries, as well as on representations of personnel of Borrower and its Subsidiaries, and that neither the Administrative Agent nor the Collateral Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and the Collateral Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender; provided that such indemnification shall not apply to any such claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) arising due to the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent. Section 8.21 Restricted (Dividend) Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends payable solely in additional capital stock issued by the Borrower) or purchase any class or series of its capital stock or other equity; provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions by any Subsidiary to the Borrower or to any other Subsidiary, (b) other dividends and distributions made with the prior written consent of the Required Lenders, (c) the Borrower making purchases of any class or series of its capital stock or other equity so long as (i) no Event of Default shall have occurred and be continuing, (ii) immediately following such purchase Excess Availability is equal to or greater than 15%, (iii) the aggregate amount of such purchases do not exceed (A) $90,000,000 from the Fifth Amendment Date through and including June 30, 2022 plus (B) an amount not to exceed 50% of cumulative Consolidated Adjusted Net Income for the period commencing January 1, 2019; provided, however, the aggregate amount of such purchases do not exceed $20,000,000 during the fiscal quarter ending December 31, 2023, and (iv) the ratio of Net Income Available for Fixed Charges to Fixed Charges, calculated for the most recent period of four consecutive fiscal quarters after giving pro forma effect to such purchase, is at least 2.0 to 1.0 other than for the fiscal quarter ending September 30, 2023 and (d) the Borrower making other purchases of any class or series of its capital stock or other equity with the prior written consent of the Required Lenders. Section 8.22 General Underwriting and Servicing Guidelines. The Borrower shall not, nor shall it permit any of its Subsidiaries to, materially change how it or they underwrite, originate, service, and collect its or their Finance Receivables, except to the extent required to comply with applicable law or with the prior written consent of the Required Lenders. Section 8.23 [RESERVED]. Section 8.24 Chattel Paper/Jurisdictions. (a) Upon the Administrative Agent’s request from time to time, the Borrower shall engage outside legal counsel reasonably acceptable to the Administrative Agent (at the Borrower’s sole cost and expense) to undertake a review of the Finance Receivable documentation of the Borrower and its Subsidiaries. The Borrower shall

-64- 116549.01049/133615933v.2 provide the Administrative Agent with copies of such review within sixty (60) days after each such request with the results of such documentation review to be acceptable to the Administrative Agent in all material respects. (b) The Borrower shall promptly (i) notify the Administrative Agent of either (A) the Borrower or any of its Subsidiaries conducting business in any new jurisdiction, and (B) the Borrower or any of its Subsidiaries making any material modifications to its respective Finance Receivable documentation and (ii) upon the request of the Administrative Agent, provide the Administrative Agent a list of jurisdictions in which the Borrower and its Subsidiaries conduct business and licenses held in each such jurisdiction. Section 8.25 Bulk Purchases. The Borrower will not purchase Finance Receivables in any one or series of related transactions with an aggregate cash purchase price exceeding $50,000,000 without prior written consent of the Required Lenders. Section 8.26 Deposit Accounts. The Borrower and its Restricted Subsidiaries do not maintain any deposit accounts other than those listed on Schedule 8.26 attached hereto as of the date hereof and the Borrower shall thereafter provide an updated Schedule 8.26 on a quarterly basis to the Administrative Agent together with the financial statements delivered for the calendar months ending March 31, June 30, September 30 and December 31 of each calendar year. The Borrower shall cause all proceeds of Collateral to be deposited into or transferred to a deposit account subject to a deposit account control agreement in favor the Administrative Agent as soon as possible but in any event within two (2) Business Days of receipt. Section 8.27 Beneficial Ownership. As of December 20, 2019, the Borrower represents and warrants that the information included in the Beneficial Ownership Certification is true and correct in all respects. The Borrower will promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification. SECTION 9 EVENTS OF DEFAULT AND REMEDIES. Section 9.1 Events of Default. Any one or more of the following shall constitute an Event of Default: (a) Default shall occur in the payment of interest on any Loan or any other sums (other than for principal on the Loan) required to be paid pursuant to this Agreement or any other Loan Document when the same shall have become due and such default shall continue for more than five days; or (b) Default shall occur in the making of any required prepayment of principal on any of the Loans when due; or (c) Default shall occur in the making of any other payment of the principal of any Loan at the expressed or any accelerated maturity date or at any date fixed for prepayment; or (d) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 8.7 through 8.18, both inclusive, Section 8.20, Section 8.21,

-65- 116549.01049/133615933v.2 Section 8.24, Section 8.25 or Section 8.26 hereof; or (e) The Borrower shall, without the prior written consent of the Required Lenders, make any voluntary prepayment, or enter into any amendment changing any payment due dates, on any Subordinated Debt except as permitted by this Agreement; or (f) Default shall occur in the observance or performance of any other provision of this Agreement or any other Loan Document which is not remedied within 30 days after the earlier to occur of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which notice thereof is given to the Borrower; or (g) An “Event of Default” shall occur under any indenture, instrument, or agreement setting forth the terms and conditions applicable to any Subordinated Debt; or any subordination provision in any document or instrument relating to any Subordinated Debt or any Liens securing any Subordinated Debt shall cease to be in full force and effect or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; or (h) Default by the Borrower or any Subsidiary of any of its obligations under any interest rate, currency, commodity, or equity option or hedging agreement; or (i) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest or premium on any Indebtedness for Borrowed Money in excess of $1,000,000 of the Borrower or any Subsidiary (other than the Loans but specifically including the 2021 Unsecured Bond Debt), individually or in the aggregate, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or (j) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness for Borrowed Money in excess of $1,000,000 of the Borrower or any Subsidiary (other than this Agreement or the Subsidiary Guaranty Agreement but specifically including the 2021 Unsecured Bond Debt), individually or in the aggregate, may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for Borrowed Money of the Borrower or any Subsidiary outstanding thereunder; or (k) Any representation or warranty made by the Borrower or any Restricted Subsidiary herein or in any other Loan Document or made by the Borrower or any Restricted Subsidiary in any statement or certificate furnished by the Borrower or any Restricted Subsidiary in connection with the making of any Loans or furnished by the Borrower or any Restricted Subsidiary pursuant hereto or pursuant to any other Loan Document is untrue in any material respect as of the date of the issuance or making thereof; or (l) The Subsidiary Guaranty Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in whole or in part in any respect or shall otherwise cease to be in full force and effect or the Borrower or any Restricted Subsidiary takes any action for the purpose of repudiating or rescinding any Loan Document or the obligations of the Borrower or any Restricted Subsidiary, respectively, thereunder or the Borrower or any Restricted Subsidiary declares that the obligations of the Borrower or any Restricted Subsidiary

-66- 116549.01049/133615933v.2 under any Loan Document are unenforceable; or (m) The Collateral Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens purported to be created thereby or, in the reasonable judgment of the Administrative Agent or the Required Lenders, the practical realization of the benefits of the Liens purported to be created thereby; or (n) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Borrower or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or (o) The Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (p) A custodian, trustee or receiver is appointed for the Borrower or any Subsidiary or for the major part of the property of either and is not discharged within 45 days after such appointment; or (q) The Borrower or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Borrower or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Borrower or such Subsidiary or for the major part of the property of either; or (r) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; (s) any Change of Control shall occur; or (t) The occurrence of a Level Two Regulatory Event which (A) remains unvacated, undischarged, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry and (B) is reasonably likely to cause a Material Adverse Change. Section 9.2 Notice to Lenders. When any Default or Event of Default described in the

-67- 116549.01049/133615933v.2 foregoing Section 9.1 has occurred, or if any Lender or the holder of any other evidence of Indebtedness of the Borrower gives any notice or takes any other action with respect to a claimed default, the Borrower agrees to give notice within three business days (except as otherwise specifically provided herein) of such event to all Lenders, such notice to be in writing and sent by registered or certified mail or by telegram. Section 9.3 Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections (p), (q) or (r) of Section 9.1 hereof with respect to the Borrower has occurred and is continuing, the Administrative Agent shall, if so directed by the Required Lenders, by notice to the Borrower, take either or both of the following actions: (a) terminate the remaining Commitments of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Loans of the Borrower to be forthwith due and payable and thereupon all of said Loans, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement and the other Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to this Section 9.3, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice. Section 9.4 Bankruptcy Defaults. When any Event of Default described in Sections (p), (q) or (r) of Section 9.1 hereof with respect to the Borrower has occurred and is continuing, then all outstanding Loans, both for principal and interest, shall immediately become due and payable together with all other amounts payable under this Agreement and the other Loan Documents without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. Section 9.5 Expenses. The Borrower agrees to pay to the Administrative Agent, Issuing Bank and each Lender, or any other holder of any Obligations, all costs and expenses incurred or paid by the Administrative Agent, Issuing Bank and such Lender or any such holder, including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Restricted Subsidiary as a debtor). SECTION 10 CHANGE IN CIRCUMSTANCES. Section 10.1 Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower, with a copy to the Administrative Agent, and such Lender’s obligations to make or maintain Loans under this Agreement shall terminate and shall

-68- 116549.01049/133615933v.2 not revive until it is no longer unlawful for such Lender to make or maintain Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Loan from such Lender by means of a Loan from such Lender that shall not be made ratably by the Lenders but only from such affected Lender. Section 10.2 Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrower and the Administrative Agent. Section 10.3 Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit. SECTION 11 THE ADMINISTRATIVE AGENT. Section 11.1 Appointment and Authorization. Each Lender hereby irrevocably appoints Wells Fargo Bank, National Association its Administrative Agent under this Agreement and the other Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent and on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein. Section 11.2 Administrative Agent and Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Administrative Agent hereunder and thereunder. Section 11.3 Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 9.2 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.3. Upon the occurrence of an Event of Default, the Administrative Agent shall instruct the Collateral Agent to take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent

-69- 116549.01049/133615933v.2 and the Collateral Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent or the Collateral Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent and the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations. The Administrative Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Administrative Agent any fiduciary obligations to the Lenders or the Borrower. Section 11.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Section 11.5 Liability of Administrative Agent. No Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder or any other Loan Document; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary in any Loan Document; (iii) the satisfaction of any condition specified in Section 7, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any other Loan Document or any other instrument or writing furnished in connection herewith or of the collectibility of the Obligations or the value, worth, priority, or perfection of the Collateral or the Liens provided for by the Loan Documents. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement (whether written or oral) or other documents believed by it to be genuine or to be signed by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). The Administrative Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Borrower in computing the Borrowing Base. The Administrative Agent may treat the Lenders that are named herein as the holders of the Loans and the indebtedness contemplated herein. Section 11.6 Indemnification. Each Lender shall, ratably in accordance with its Commitments (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans), indemnify the Administrative Agent (to the extent not reimbursed by

-70- 116549.01049/133615933v.2 the Borrower) against any cost, expense (including reasonable counsels’ fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the Administrative Agent’s gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent hereunder or thereunder. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account, but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents. Section 11.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or any other Loan Document. Section 11.8 Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld), resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint, with the consent of the Borrower (such consent not to be unreasonably withheld), a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. Section 11.9 Designation of Additional Agents. (a) Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “co-agent,” “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such

-71- 116549.01049/133615933v.2 Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof. (b) Administrative Agent hereby designates Bank of Montreal as documentation agent (the “Documentation Agent”) for purposes of the this Agreement and the other Loan Documents. The Documentation Agent shall have no rights, duties, responsibilities, obligations, liabilities, responsibilities or duties, except for those received, undertaken or incurred by the Documentation Agent in its capacity as a Lender. No duty, responsibility, right or option granted to the Administrative Agent or the Collateral Agent is delegated or transferred, in whole or in part, to the Documentation Agent and no compensation payable to the Administrative Agent or the Collateral Agent shall be shared with, or paid to, the Documentation Agent. Section 11.10 Authorization to Release or Subordinate or Limit Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to authorize the Collateral Agent to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.13 hereof or which has otherwise been consented to in accordance with Section 12.11 hereof), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.7(d), 8.9 and 8.11 hereof, (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, and (d) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations. Section 11.11 Collateral Agent. The Lenders and the Borrower acknowledge and agree that Wells Fargo Bank, National Association has been appointed to act as Collateral Agent pursuant to the Loan Documents. The Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Loan Documents as fully as if the term “Administrative Agent”, as used in this Section 11, included the Collateral Agent with respect to such acts or omissions and (ii) as additionally provided in this Agreement and any of the other Loan Documents with respect to the Collateral Agent. Section 11.12 Authorization to Enter into, and Enforcement of, the Collateral Documents. The Collateral Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents and the Administrative Agent and the Collateral Agent, as applicable, are hereby irrevocably authorized by each of the Lenders to execute and deliver any subordination and/or intercreditor agreement with respect to any Subordinated Debt on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents and such other subordination and/or intercreditor agreements as the Administrative Agent or the Collateral Agent considers appropriate, provided neither the Administrative Agent not the Collateral Agent shall amend the Collateral Documents or such other subordination and/or intercreditor agreements unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents and such other subordination and/or

-72- 116549.01049/133615933v.2 intercreditor agreements upon the execution and delivery thereof by the Administrative Agent or the Collateral Agent, as applicable. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent or the Collateral Agent, as applicable, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents or such other subordination and/or intercreditor agreements; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Collateral Agent under the Collateral Documents or the rights of the Administrative Agent or any Collateral Agent set forth in Collateral Documents or any other subordination and/or intercreditor agreements by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent or the Collateral Agent, as applicable, in the manner provided for in the relevant Collateral Documents or such other subordination and/or intercreditor agreements for the benefit of the Lenders and their Affiliates. Section 11.13 Bank Product Obligations and Hedging Liability. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Restricted Subsidiary has entered into an agreement creating Bank Product Obligations or Hedging Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent or the Collateral Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Subsidiary Guaranty Agreement as more fully set forth in Section 3.4 hereof. In connection with any such distribution of payments and collections, or any request for the release of the Subsidiary Guaranty Agreement and the Collateral Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent and the Collateral Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to any Bank Product Obligations or Hedging Liability unless such Lender has notified the Administrative Agent and the Collateral Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Subsidiary Guaranty Agreement and Liens. SECTION 12 MISCELLANEOUS. Section 12.1 Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have

-73- 116549.01049/133615933v.2 received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date hereof or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person. (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 12.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. Section 12.2 No Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor

-74- 116549.01049/133615933v.2 shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent and the Lenders and of the holder or holders of any Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have. Section 12.3 Non-Business Day. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest. Section 12.4 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder. Section 12.5 Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. Section 12.6 Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans shall survive the termination of this Agreement and the payment of the Obligations. Section 12.7 Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise (“Set-off”), on any of the Obligations outstanding under this Agreement in excess of its ratable share of payments on all Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Obligations held by each such other Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender’s ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Lender bears to the total aggregate amount of the Loans then due and payable to all the Lenders. Section 12.8 Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address set forth below, or such other address as such party may hereafter specify by notice to the Administrative Agent and the

-75- 116549.01049/133615933v.2 Borrower given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address set forth on its Administrative Questionnaire; and notices under the Loans Documents to the Borrower or the Administrative Agent shall be addressed to its respective address or set forth below: to the Borrower: World Acceptance Corporation 104 South Main Street, Suite 400 Greenville, South Carolina 29601 Attention: John L. Calmes, Jr., Chief Financial Officer Telephone: (864) 298-9800 to the Administrative Agent: Wells Fargo Bank, National Association 800 Walnut Street Des Moines, Iowa 50309 Attention: Thomas Murphy, Executive Vice President Telephone: (515) 480-2401 Each such notice, request or other communication shall be effective (i) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (ii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Sections 1 and 2 hereof shall be effective only upon receipt. Section 12.9 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. Section 12.10 Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any Obligations; provided, however, that the Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Lenders. Section 12.11 Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Commitments held by such Lender at any time and from time to time to one or more other Persons without the consent of the Borrower; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Section 12.12 Assignments. (a) Any Lender may at any time assign to one or more

-76- 116549.01049/133615933v.2 Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned, or delayed); (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitment assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition: (a) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and (b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender. (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Borrower or Parent. No such assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

-77- 116549.01049/133615933v.2 Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof. (b) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Des Moines, Iowa, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (c) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement. Section 12.13 Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent, as applicable, and (d) if the rights or duties of the Collateral Agent are affected thereby, the Collateral Agent; provided that: (i) no amendment or waiver pursuant to this Section shall (A) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant hereto) or otherwise adversely affect the rights of any Lender in a manner disproportionate to the effect on the other Lenders without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (other than interest pursuant to Section 2.7, the waiver of which shall require the consent of only the Required Lenders) on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or other credit

-78- 116549.01049/133615933v.2 hereunder; and (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Lender, (A) extend the Termination Date, (B) change the provisions of this Section or Sections 2.11 or 2.12, (C) change the provisions of Section 12.7 or any other provision related to the pro-rata sharing of payments, (D) change the definition of Defaulting Lender, Defaulting Lender Excess, Defaulting Lender Period, Required Lenders, or the provisions of Section 9.4, (E) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation (except as provided in Section 11.10), (F) release any material guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), (G) affect the number of Lenders required to take any action hereunder, or (H) change the definition of Advance Rate, Borrowing Base or Eligible Finance Receivables in a manner to provide additional availability to Borrower. Without regard to any other provision hereof, if any Lender (for such purpose, a “Dissenting Lender”) dissents to any action the Administrative Agent desires to take requiring either the unanimous consent of Lenders or the consent of the Required Lenders or fails to respond to Administrative Agent within five (5) Business Days of Administrative Agent’s request for a consent, either the Borrower (if no Event of Default or Default is outstanding and with the prior written consent of the Administrative Agent, in its sole and absolute discretion) or the Administrative Agent may compel such Dissenting Lender to assign its entire Commitment (either to one or more existing Lenders or other financial institution(s) who is to become a Lender pursuant to the terms hereof) so long as (i) such Dissenting Lender receives written notice of such intended assignment (and the proposed effective date thereof) within one hund red twenty (120) days of its providing its dissent to the Administrative Agent or such Dissenting Lender failing to respond to the Administrative Agent within the required five (5) Business Day period and the effective date of such intended assignment is not later than ten (10) days thereafter and (ii) the Dissenting Lender receives full payment on the effective date of such assignment of its entire portion of the outstanding Obligations, with accrued interest and unpaid fees to such date. Notwithstanding anything contained in this Agreement or other Loan Document, Administrative Agent hereby is authorized by Borrower and Lenders, from time to time in Administrative Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 7.2 hereof are not satisfied, to make Loans to, or for the benefit of, Borrower on behalf of Lenders that Administrative Agent, in its sole discretion deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, or (ii) to enhance the likelihood of repayment of the Obligations (“Protective Advances”). Each Protective Advance shall be deemed to be a Loan hereunder. The Protective Advances in the aggregate shall not exceed an amount equal to ten percent (10%) of the Borrowing Base and shall be repayable on demand, secured by Collateral Agent’s Liens, constitute Obligations hereunder, and shall bear interest at 2.5% per annum above the rate otherwise applicable to the Loans. The provisions related to Protective Advances are for the exclusive benefit of Administrative Agent and Lenders and are not intended to benefit Borrower in any way. Section 12.14 Non-Reliance on Margin Stock. Each of the Lenders represents to the Administrative Agent and to each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this

-79- 116549.01049/133615933v.2 Agreement. Section 12.15 Fees and Indemnification. (a) The Borrower agrees to pay the reasonable fees and disbursements of counsel to the Administrative Agent and the Collateral Agent in connection with the preparation and execution of this Agreement and the other Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. (b) The Borrower further agrees to indemnify the Administrative Agent, each Lender, and any security trustee or collateral agent therefore (including the Collateral Agent), and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification, including, without limitation, in connection with the creation, generation, communication or storage of records by electronic means, the utilization by the Borrower and its Restricted Subsidiaries of the services provided by an Electronic Collateral Custodian and its “Paper-In”, “Paper Out” and “Transfer of Control” processes for electronic records, the negligence, fraudulent or willful misconduct of the Electronic Collateral Custodian in connection with any Collateral which is currently, or was formerly, evidenced by an electronic record. The Borrower, upon demand by the Administrative Agent, the Collateral Agent, or a Lender at any time, shall reimburse the Administrative Agent, the Collateral Agent, or such Lender for any legal or other expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. The obligations of the Borrower under this Section shall survive the termination of this Agreement. Section 12.16 Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of the Administrative Agent, each Lender and each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, subsequent holder, or affiliate, to or for the credit or the

-80- 116549.01049/133615933v.2 account of the Borrower, whether or not matured, against and on account of the Obligations of the Borrower to that Lender or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Section 12.17 Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto and thereto, shall be construed and determined in accordance with the internal laws of the State of New York. Section 12.18 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement. Section 12.19 Entire Agreement. The Loan Documents constitute the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby. Section 12.20 Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable. Section 12.21 Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any

-81- 116549.01049/133615933v.2 action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period. Section 12.22 Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS. Section 12.23 Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. Section 12.24 Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York, Borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. Section 12.25 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. Section 12.26 Confidentiality. Each of the Administrative Agent and the Lenders severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to

-82- 116549.01049/133615933v.2 keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Commitments hereunder, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries or from any other Person on behalf of the Borrower or any of the Subsidiaries. Section 12.27 Amendment and Restatement. This Agreement shall become effective on the Effective Date and shall supersede all provisions of the Original Credit Agreement as of such date. From and after the Effective Date all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement amends and restates the Original Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Original Credit Agreement or the indebtedness, obligations and liabilities of the Borrower evidenced or provided for thereunder. The Borrower heretofore executed and delivered to the Collateral Agent the Company Security Agreement and certain other Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under this Agreement; and the Collateral Documents and the rights and remedies of the Collateral Agent, the Administrative Agent, and the Lenders thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement. Without limiting the foregoing, the parties to this Agreement hereby acknowledge and agree that the “Credit Agreement” and the “Notes” referred to in the Company Security Agreement and any of the other Collateral Documents shall from and after the date hereof be deemed a reference to this Agreement and the Notes (if any) issued hereunder.

-83- 116549.01049/133615933v.2 Section 12.28 Equalization of Loans and Commitments. Upon the satisfaction of the conditions precedent set forth in Section 7.1 hereof, on the Effective Date, all loans outstanding under the Original Credit Agreement shall remain outstanding as the initial Borrowing of Loans under this Agreement, and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Loans on the Effective Date. On the Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant pro rata share of outstanding Loans based on their Commitments as in effect after giving effect hereto. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. Section 12.29 Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States of America or a state of the United States of America. (b) In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a state of the United States of America. [SIGNATURE PAGES INTENTIONALLY OMITTED]